Exhibit 10.3

PREPARED BY

AND UPON RECORDATION

RETURN TO:

Seyfarth Shaw LLP

1075 Peachtree Street, Suite 2500

Atlanta, Georgia 30309

Attention: Lori H. Whitfield, Esq.

Prudential Deal Name: SSTI Strategic

Storage Portfolio/

Prudential Loan Number:

Tax Parcel Number:

[property owning LLC], as grantor

(Borrower)

to

                                         , as trustee/grantee

(Trustee)

for the benefit of

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as beneficiary/grantee

(Lender)

DEED OF TRUST AND SECURITY AGREEMENT

(First Priority – [property address])

Dated: As of             , 2010

Location: [property address]

DEED OF TRUST AND SECURITY AGREEMENT

(First Priority - [property address])

THIS DEED OF TRUST AND SECURITY AGREEMENT (this “Instrument”) is made as of the 25th day of August, 2010, by [property owning entity], Delaware limited liability company, having its principal office and place of business at c/o Strategic Storage Trust, Inc., 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694, as grantor (“Borrower”), to                         , having an address at c/o                                 , as trustee/grantee (“Trustee”), for the benefit of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having an office at c/o Prudential Asset Resources, 2100 Ross Avenue, Suite 2500, Dallas, Texas 75201, Attention: Asset Management Department; Reference Loan No.                     , as beneficiary/grantee (“Lender”).

RECITALS:

1. Borrower and one or more affiliates of Borrower (collectively, “Borrowers”) have entered into that certain Collateral Loan Agreement with Lender dated of even date herewith (as the same may be amended from time to time, the “Loan Agreement”).

2. Lender has agreed to make on the date hereof certain Loans (as defined in the Loan Agreement) to each of Borrowers in the aggregate original principal amount of $32,585,000.00, evidenced by the Notes (as defined in the Loan Agreement), and secured by, among other things, (i) the Property (as hereinafter defined), and (ii) certain other properties, as identified from time to time on Exhibit B to the Loan Agreement, owned by one or more of Borrowers (collectively, the “Other Properties”).

3. Borrower desires to secure the payment and performance of all of the Obligations (as herein defined) in the time and manner set forth in the Documents (defined below); provided, however, that notwithstanding anything to the contrary contained herein, this Instrument shall not secure any obligation of Borrower relating to the Other Indebtedness, the Other Note, the Other Documents or the Other Obligations (each as defined herein), except as expressly set forth in Article XI below.

4. Borrower, by the terms of its Promissory Note ([property address]) executed on the same date as this Instrument (“Note”) and in connection with the loan (“Loan”) from Lender to Borrower, is indebted to Lender in the principal sum of                              AND NO/100 U.S. DOLLARS ($                            ).

IN CONSIDERATION of the principal sum of the Note, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower irrevocably:

A. Grants, bargains, sells, assigns, transfers, pledges, mortgages, warrants, and conveys to Trustee, for the benefit of Lender, and grants Trustee and Lender a security interest in, the following property, rights, interests and estates owned by Borrower (collectively, the “Property”):

(i) Those certain tracts or parcels of real property located in                          and described in Exhibit A (“Land”);

(ii) All buildings, structures and improvements (including fixtures) now or later located in or on the Land (“Improvements”);

(iii) All easements, estates, and interests including hereditaments, servitudes, appurtenances, tenements, mineral and oil/gas rights, water rights, air rights, development power or rights, options, reversion and remainder rights, and any other rights owned by Borrower and relating to or usable in connection with or access to the Property;

(iv) All right, title, and interest owned by Borrower in and to all land lying within the rights-of-way, roads, or streets, open or proposed, adjoining the Land to the center line thereof, and all sidewalks, alleys, and strips and gores of land adjacent to or used in connection with the Property;

(v) All right, title, and interest of Borrower in, to, and under all plans, specifications, surveys, studies, reports, permits, licenses, agreements, contracts, instruments, books of account, insurance policies, and any other documents relating to the use, construction, occupancy, leasing, activity, or operation of the Property;

(vi) All of the fixtures and personal property described in Exhibit B owned by Borrower and replacements thereof; but excluding all personal property owned by any tenant (a “Tenant”) of the Property;

(vii) All of Borrower’s right, title and interest in the proceeds (including conversion to cash or liquidation claims) of (A) insurance relating to the Property and (B) all awards made for the taking by eminent domain (or by any proceeding or purchase in lieu thereof) of the Property, including awards resulting from a change of any streets (whether as to grade, access, or otherwise) and for severance damages;

(viii) All tax refunds, including interest thereon, tax rebates, tax credits, and tax abatements, and the right to receive the same, which may be payable or available with respect to the Property;

(ix) All leasehold estates, ground leases, leases, subleases, licenses, or other agreements affecting the use, enjoyment or occupancy of the Property now or later existing (including any use or occupancy arrangements created pursuant to Title 7 or 11 of the United States Code, as amended from time to time, or any similar federal or state laws now or later enacted for the relief of debtors [the “Bankruptcy Code”]) and all extensions and amendments thereto (collectively, the “Leases”) and all of Borrower’s right, title and interest under the Leases, including all guaranties thereof;

(x) All rents, issues, profits, royalties, receivables, use and occupancy charges (including all oil, gas or other mineral royalties and bonuses), income and other benefits now or later derived from any portion or use of the Property (including any payments received with respect to any Tenant or the Property pursuant to the Bankruptcy Code) and all cash, security deposits, advance rentals, or similar payments relating thereto (collectively, the “Rents”) and all proceeds from the cancellation, termination, surrender, sale or other disposition of the Leases, and the right to receive and apply the Rents to the payment of the Obligations; and

(xi) All of Borrower’s rights and privileges heretofore or hereafter otherwise arising in connection with or pertaining to the Property, including, without limiting the generality of the foregoing, all water and/or sewer capacity, all water, sewer and/or other utility deposits or prepaid fees, and/or all water and/or sewer and/or other utility tap rights or other utility rights, any right or privilege of Borrower under any loan commitment, lease, contract, declaration of covenants, restrictions and easements or like instrument, developer’s agreement, or other agreement with any third party pertaining to the ownership, development, construction, operation, maintenance, marketing, sale or use of the Property.

B. Absolutely and unconditionally assigns, sets over, and transfers to Lender all of Borrower’s right, title, interest and estates in and to the Leases and the Rents, subject to the terms and license granted to Borrower under that certain Assignment of Leases and Rents (First Priority – [property address]) made by Borrower to Lender dated the same date as this Instrument (the “Assignment”), which document shall govern and control the provisions of this assignment.

TO HAVE AND TO HOLD the Property unto Lender and Trustee, and their successors and assigns forever, subject to the matters listed in Exhibit C (“Permitted Encumbrances”) and the provisions, terms and conditions of this Instrument.

IN TRUST, WITH POWER OF SALE, to secure payment and performance of the Obligations in the time and manner set forth in the Documents.

PROVIDED, HOWEVER, if Borrower shall pay and perform the Obligations as provided for in the Documents and shall comply with all the provisions, terms and conditions in the Documents, these presents and the estates hereby granted (except for the obligations of Borrower set forth in Sections 3.11 and 3.12 and Article VIII hereof) shall cease, terminate and be void.

IN FURTHERANCE of the foregoing, Borrower warrants, represents, covenants and agrees as follows:

ARTICLE I - OBLIGATIONS

Section 1.01 Obligations. This Instrument is executed, acknowledged, and delivered by Borrower to secure and enforce the following obligations (collectively, the “Obligations”):

(a) Payment of all obligations, indebtedness and liabilities under the Documents including (i) the Prepayment Premium (as defined in the Note)(“Prepayment Premium”), (ii) interest at both the rate specified in the Note and at the Default Rate (as defined in the Note), if applicable and to the extent permitted by Laws (defined below), and (iii) renewals, extensions, and amendments of the Documents;

(b) Performance of every obligation, covenant, and agreement under the Documents including renewals, extensions, and amendments of the Documents; and

(c) Payment of all sums advanced (including costs and expenses) by Lender pursuant to the Documents including renewals, extensions, and amendments of the Documents.

Section 1.02 Documents. The “Documents” shall mean this Instrument, the Note, the Assignment, and any other written agreement executed in connection with the Loan (but excluding the Loan application and Loan commitment) and by the party against whom enforcement is sought, including those given to evidence or further secure the payment and performance of any of the Obligations, and any written renewals, extensions, and amendments of the foregoing, executed by the party against whom enforcement is sought. All of the provisions of the Documents are incorporated into this Instrument as if fully set forth in this Instrument.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Lender as follows:

Section 2.01 Title, Legal Status and Authority. Borrower (i) is seised of the Land and Improvements in fee simple and has good and marketable title to the Property, free and clear of all liens, charges, encumbrances, and security interests, except the Permitted Encumbrances; (ii) will forever warrant and defend its title to the Property and the validity, enforceability, and priority of the lien and security interest created by this Instrument against the claims of all persons; (iii) is a limited liability company duly organized, validly existing, and in good standing and qualified to transact business under the laws of its state of organization or incorporation (“Organization State”) and the state where the Property is located (“Property State”); and (iv) has all necessary approvals, governmental and otherwise, and full power and authority to own its properties (including the Property) and carry on its business.

Section 2.02 Validity of Documents. The execution, delivery and performance of the Documents and the borrowing evidenced by the Note (i) are within the power of Borrower; (ii) have been authorized by all requisite action; (iii) have received all necessary approvals and consents; (iv) will not violate, conflict with, breach, or constitute (with notice or lapse of time, or both) a default under (1) any law, order or judgment of any court, governmental authority, or the governing instrument of Borrower or (2) any indenture, agreement, or other instrument to which Borrower is a party or by which it or any of its property is bound or affected; (v) will not result in the creation or imposition of any lien, charge, or encumbrance upon any of its properties or assets except for those in this Instrument; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this Instrument, the Assignment and Uniform Commercial Code (“U.C.C.”) filings). The Documents constitute legal, valid, and binding obligations of Borrower.

Section 2.03 Litigation. There is no action, suit, or proceeding, judicial, administrative, or otherwise (including any condemnation or similar proceeding), pending or, to Borrower’s actual knowledge, threatened or contemplated against, or affecting, Borrower or the Property which would have a material adverse effect on either the Property or Borrower’s ability to perform its obligations.

Section 2.04 Status of Property.

(a) The Land and Improvements are not located in an area identified by the Secretary of Housing and Urban Development, or any successor, as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each have been or may be amended, or any successor law (collectively, the “Flood Acts”) or, if located within any such area, Borrower has and will maintain the insurance prescribed in Section 3.06 below.

(b) Borrower has all necessary (i) certificates, licenses, and other approvals, governmental and otherwise, for the operation of the Property and the conduct of its business and (ii) zoning, building code, land use, environmental and other similar permits or approvals, all of which are currently in full force and effect and not subject to revocation, suspension, forfeiture, or modification (except to the extent that the Property or its present use is “legal non-conforming” as disclosed by the zoning report for the Property prepared by Zoning-Info, Inc. and delivered to Lender in connection with the Loan). Except to the extent that the Property or its present use is “legal non-conforming” as disclosed by the zoning report for the Property prepared by Zoning-Info, Inc. and delivered to Lender in connection with the Loan, the Property and its use and occupancy is in full compliance with all Laws and Borrower has received no notice of any violation or potential violation of the Laws which has not been remedied or satisfied.

(c) The Property is served by all utilities (including water and sewer) required for its use.

(d) All public roads and streets necessary to serve the Property for its use have been completed, are serviceable, are legally open, and have been dedicated to and accepted by the appropriate governmental entities.

(e) The Property is free from damage caused by fire or other casualty.

(f) All costs and expenses for labor, materials, supplies, and equipment used in the construction of the Improvements have been paid in full except for the Permitted Encumbrances.

(g) Borrower owns and has paid in full for all furnishings, fixtures, and equipment (other than Tenants’ property) used in connection with the operation of the Property, free of all security interests, liens, or encumbrances except the Permitted Encumbrances and those created by this Instrument.

(h) The Property is assessed for real estate tax purposes as one or more wholly independent tax lot(s), separate from any adjoining land or improvements and no other land or improvements are assessed and taxed together with the Property.

Section 2.05 Tax Status of Borrower. Borrower is not a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Revenue Code”). Borrower further represents and warrants to Lender that (i) Borrower is a “disregarded entity” as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Code, (ii) Borrower is wholly owned by Strategic Storage Operating Partnership, L.P., a Delaware limited partnership (“Strategic Operating Partnership”), and (iii) Strategic Operating Partnership is neither (A) a “foreign person” within the meaning of Sections 1445 and 7701 of the Code nor (B) a “disregarded entity” as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Code.

Section 2.06 Bankruptcy and Equivalent Value. No bankruptcy, reorganization, insolvency, liquidation, or other proceeding for the relief of debtors has been instituted by or against Borrower, any general partner of Borrower (if Borrower is a partnership), or any manager or managing member of Borrower (if Borrower is a limited liability company). Borrower has received reasonably equivalent value for granting this Instrument.

Section 2.07 Disclosure. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading. There has been no adverse change in any condition, fact, circumstance, or event that would make any such information materially inaccurate, incomplete or otherwise misleading.

Section 2.08 Illegal Activity. No portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any illegal activity and, to Borrower’s actual knowledge, there are no illegal activities at or on the Property.

Section 2.09 OFAC Lists. That (i) neither Borrower, nor, to Borrower’s actual knowledge (following reasonable inquiry consisting of either checking the published OFAC Lists with respect to such parties or causing [either directly or through Guarantor (as defined in the Loan Agreement)] the OFAC Lists to be checked with respect to such parties), any persons or entities holding any legal or beneficial interest whatsoever in Borrower (whether directly or indirectly), are named on any list of persons, entities, and governments issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (“Executive Order 13224”), as in effect on the date hereof, or any similar list issued by OFAC or any other department or agency of the United States of America (collectively, the “OFAC Lists”); provided, however, that (A) with respect to individual beneficiaries of any governmental plans or employee benefit plans holding interests in Borrower (collectively, the “Individual Beneficiaries”), the foregoing representations and warranties are limited to Borrower’s actual knowledge, and (B) with respect to individual shareholders of any publicly-traded company holding an interest in Borrower (collectively, the “Individual Shareholders”), the foregoing representations and warranties are limited to Borrower’s actual knowledge; (ii) neither Borrower, nor, to Borrower’s actual knowledge (following reasonable inquiry consisting of either checking the published OFAC Lists with respect to such parties or causing [either directly or through Guarantor] the OFAC Lists to be checked with respect to such parties), any persons or entities holding any legal or beneficial interest whatsoever in Borrower (whether directly or indirectly), are included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC Lists; provided, however, that (A) with respect to any Individual Beneficiaries holding interests in Borrower, the foregoing representations and warranties are limited to Borrower’s actual knowledge, and (B) with respect to any Individual Shareholders holding interests in Borrower, the foregoing representations and warranties are limited to Borrower’s actual knowledge; (iii) neither any guarantor, nor, to Borrower’s actual knowledge (following reasonable inquiry consisting of either checking the published OFAC Lists with respect to such parties or causing [either directly or through Guarantor] the OFAC Lists to be checked with respect to such parties), any persons or entities holding any legal or beneficial interest whatsoever in any guarantor (whether directly or indirectly), are named on any OFAC Lists; provided, however, that (A) with respect to any Individual Beneficiaries holding interests in any guarantor, the foregoing representations and warranties are limited to Borrower’s actual knowledge, and (B) with respect to any Individual Shareholders holding interests in any guarantor, the foregoing representations and warranties are limited to Borrower’s actual knowledge; (iv) neither any guarantor, nor, to Borrower’s actual knowledge (following reasonable inquiry consisting of either checking the published OFAC Lists with respect to such parties or causing [either directly or through Guarantor] the OFAC Lists to be checked with respect to such parties), any persons or entities holding any legal or beneficial interest whatsoever in any guarantor (whether directly or indirectly), are included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC Lists; provided, however, that (A) with respect to any Individual Beneficiaries holding interests in any guarantor, the foregoing representations and warranties are limited to Borrower’s actual knowledge, and (B) with respect to any Individual Shareholders holding interests in any guarantor, the foregoing representations and warranties are limited to Borrower’s actual knowledge; and (v) neither Borrower nor any guarantor has knowingly conducted business with or engaged in any transaction with any person or entity named on any of the OFAC Lists or any person or entity included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC Lists.

Section 2.10 Property as Single Asset. That (i) Borrower’s only asset is the Property, and (ii) the Property generates substantially all of the gross income of Borrower and there is no substantial business being conducted by Borrower other than the business of operating the Property and the activities incidental thereto.

ARTICLE III - COVENANTS AND AGREEMENTS

Borrower covenants and agrees with Lender as follows:

Section 3.01 Payment of Obligations. Borrower shall timely pay and cause to be performed the Obligations.

Section 3.02 Continuation of Existence. Borrower shall not (a) dissolve, terminate, or otherwise dispose of, directly, indirectly or by operation of law, all or substantially all of its assets; (b) reorganize or change its legal structure without Lender’s prior written consent, except as otherwise expressly permitted under Article V below; (c) change its name, address, or the name under which Borrower conducts its business without promptly notifying Lender; or (d) do anything to cause the representations in Section 2.02 to become untrue.

Section 3.03 Taxes and Other Charges.

(a) Payment of Assessments. Borrower shall pay when due all taxes, liens, assessments, utility charges (public or private and including sewer fees), ground rents, maintenance charges, dues, fines, impositions, and public and other charges of any character (including penalties and interest) assessed against, or which could become a lien against, the Property (“Assessments”) and in all events prior to the date any fine, penalty, interest or charge for nonpayment may be imposed. Unless Borrower is making deposits per Section 3.10, Borrower shall provide Lender with receipts evidencing such payments (except for income taxes, franchise taxes, ground rents, maintenance charges, and utility charges) within thirty (30) days after their due date.

(b) Right to Contest. So long as no Event of Default (defined below) has occurred, Borrower may, prior to delinquency and at its sole expense, contest any Assessment, but this shall not change or extend Borrower’s obligation to pay the Assessment as required above unless (i) Borrower gives Lender prior written notice of its intent to contest an Assessment; (ii) Borrower demonstrates to Lender’s reasonable satisfaction that (A) the Property will not be sold to satisfy the Assessment prior to the final determination of the legal proceedings, (B) Borrower has taken such actions as are required or permitted to accomplish a stay of any such sale, and (C) Borrower has either (1) furnished a bond or surety (satisfactory to Lender in form and amount) sufficient to prevent a sale of the Property or (2) at Lender’s option, deposited one hundred fifty percent (150%) of the full amount necessary to pay any unpaid portion of the Assessments with Lender; and (iii) such proceeding shall be permitted under any other instrument to which Borrower or the Property is subject (whether superior or inferior to this Instrument); provided, however, that the foregoing shall not restrict the contesting of any income taxes, franchise taxes, ground rents, maintenance charges, and utility charges.

(c) Documentary Stamps and Other Charges. Borrower shall pay all taxes, assessments, charges, expenses, costs and fees (including registration and recording fees and revenue, transfer, stamp, intangible, and any similar taxes)(collectively, the “Transaction Taxes”) required in connection with the making and/or recording of the Documents. If Borrower fails to pay the Transaction Taxes after demand, Lender may (but is not obligated to) pay these and Borrower shall reimburse Lender on demand for any amount so paid with interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws.

(d) Changes in Laws Regarding Taxation. If any law (i) deducts from the value of real property for the purpose of taxation any lien or encumbrance thereon, (ii) taxes deeds of trust or debts secured by deeds of trust for federal, state or local purposes or changes the manner of the collection of any such existing taxes, and/or (iii) imposes a tax, either directly or indirectly, on any of the Documents or the Obligations, Borrower shall, if permitted by law, pay such tax within the statutory period or within twenty (20) days after demand by Lender, whichever is less; provided, however, that if, in the opinion of Lender, Borrower is not permitted by law to pay such taxes, Lender shall have the option to declare the Obligations immediately due and payable (without any Prepayment Premium) upon ninety (90) days’ notice to Borrower.

Section 3.04 Defense of Title, Litigation, and Rights under Documents. Borrower shall forever warrant, defend and preserve Borrower’s title to the Property, the validity, enforceability and priority of this Instrument and the lien or security interest created thereby, and any rights of Lender and/or Trustee under the Documents against the claims of all persons, and shall promptly notify Lender and Trustee of any such claims. Lender and/or Trustee (whether or not named as a party to such proceedings) is authorized and empowered (but shall not be obligated) to take such additional steps as it may deem necessary or proper for the defense of any such proceeding or the protection of the lien, security interest, validity, enforceability, or priority of this Instrument, title to the Property, or any rights of Lender and/or Trustee under the Documents, including the employment of counsel, the prosecution and/or defense of litigation, the compromise, release, or discharge of such adverse claims, the purchase of any tax title, the removal of any such liens and security interests, and any other actions Lender and/or Trustee deems necessary to protect its or their interests. Borrower authorizes Lender and/or Trustee to take any actions required to be taken by Borrower, or permitted to be taken by Lender and/or Trustee, in the Documents in the name and on behalf of Borrower. Borrower shall reimburse Lender and Trustee on demand for all expenses (including reasonable attorneys’ fees) incurred by it/them in connection with the foregoing and Lender’s or Trustee’s exercise of its or their rights under the Documents. All such expenses of Lender and/or Trustee, until reimbursed by Borrower, shall be part of the Obligations, bear interest from the date of demand at the Default Rate, and shall be secured by this Instrument.

Section 3.05 Compliance with Laws and Operation and Maintenance of Property.

(a) Repair and Maintenance. Borrower will operate and maintain the Property in good order, repair, and operating condition. Borrower will promptly make all necessary repairs, replacements, additions, and improvements necessary to ensure that the Property shall not in any way be diminished or impaired. Borrower will not cause or allow any of the Property to be misused, wasted, or to deteriorate and Borrower will not abandon the Property. No new building, structure, or other improvement shall be constructed on the Land nor shall any material part of the Improvements be removed, demolished, or structurally or materially altered (any of the foregoing hereinafter referred to as “Repairs and Maintenance”), without Lender’s prior written consent, which consent shall not be unreasonably withheld, except that Lender’s prior written consent shall not be required with respect to (i) Borrower’s undertaking those matters for which immediate action or capital replacement reserves were recommended in the Property Condition Assessment report delivered to and accepted by Lender in connection with the Loan; (ii) Borrower’s undertaking Repairs and Maintenance for which the overall cost shall be less than $75,000.00 so long as any such undertaking will not alter the exterior footprint of the Improvements; or (iii) Repairs and Maintenance undertaken in the event of an emergency for the protection of life, health, safety or property, provided that in such case Borrower shall notify Lender of such action taken as soon as reasonably practicable thereafter.

With respect to the requirements in of this Section 3.05(a) above that Lender must approve Repairs and Maintenance, if Lender does not respond within the period of time specified below to such a request from Borrower for such approval of Repairs and Maintenance, Lender will be deemed to have approved the request, so long as the request from Borrower complies with the following requirements (“Special Notice Provisions”):

(i) The request must be in writing, and copies of the request must be sent both to Lender’s servicing and law departments in accordance with the notice provisions of the Documents;

(ii) The request must contain a blank sheet on the top of it with only the following language appearing in the middle of the sheet: LENDER MUST RESPOND TO THIS REQUEST WITHIN THIRTY (30) AFTER LENDER’S RECEIPT OF THIS NOTICE OR LENDER’S RIGHT TO APPROVE THIS REQUEST WILL BE DEEMED WAIVED; and

(iii) Each such request shall include an itemized budget, plans and specifications, and a construction schedule for the proposed Repairs and Maintenance, and any other documentation and information reasonably necessary for Lender to evaluate the request.

In the event Borrower fails to comply with the Special Notice Provisions, (i) Lender shall not be required to respond within the specified period of time, (ii) Lender’s right to approve the request will not be deemed waived if Lender fails to respond within the specified period of time, and (iii) Lender shall not be deemed to have consented to or approved the request if Lender fails to respond within the specified period of time.

(b) Replacement of Property. Borrower will keep the Property fully equipped and will replace all worn out or obsolete personal property in a commercially reasonable manner with comparable fixtures or personal property. Borrower will not, without Lender’s prior written consent, remove any personal property covered by this Instrument unless the same is replaced by Borrower in a commercially reasonable manner with a comparable article (i) owned by Borrower free and clear of any lien or security interest (other than the Permitted Encumbrances and those created by this Instrument) or (ii) leased by Borrower (A) with Lender’s prior written consent, such consent not to be unreasonably withheld, or (B) if the replaced personal property was leased at the time of execution of this Instrument.

(c) Compliance with Laws. Borrower shall comply with and shall cause the Property to be maintained, used, and operated in compliance with all (i) present and future laws, Environmental Laws (defined below), ordinances, regulations, rules, orders and requirements (including zoning and building codes) of any governmental or quasi-governmental authority or agency applicable to Borrower or the Property (collectively, the “Laws”); (ii) orders, rules, and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization, or other body exercising similar functions; (iii) duties or obligations of any kind imposed under any Permitted Encumbrance or by law, covenant, condition, agreement, or easement, public or private; and (iv) policies of insurance at any time in force with respect to the Property. If proceedings are initiated or Borrower receives notice that Borrower or the Property is not in compliance with any of the foregoing, Borrower will promptly send Lender notice and a copy of the proceeding or violation notice. Without limiting Lender’s rights and remedies under Article VI or otherwise, if Borrower or the Property are not in compliance with all Laws, Lender may impose additional requirements upon Borrower including monetary reserves or financial equivalents.

(d) Zoning and Title Matters. Borrower shall not, without Lender’s prior written consent, (i) initiate or support any zoning reclassification of the Property or variance under existing zoning ordinances; (ii) modify or supplement any of the Permitted Encumbrances; (iii) impose any restrictive covenants or encumbrances upon the Property; (iv) execute or file any subdivision plat affecting the Property; (v) consent to the annexation of the Property to any municipality; (vi) permit the Property to be used by the public or any person in a way that might make a claim of adverse possession or any implied dedication or easement possible; (vii) cause or permit the Property to become a non-conforming use (to the extent the Property is not currently a non-conforming use) under zoning ordinances or any present or future non-conforming use of the Property to be discontinued; or (viii) fail to comply with the terms of the Permitted Encumbrances.

Section 3.06 Insurance.

(a) Property and Time Element Insurance. Borrower shall keep the Property insured for the benefit of Borrower and Lender (with Lender named as mortgagee) by (i) a special form property insurance policy with an agreed amount endorsement for full replacement cost (defined below) without any coinsurance provisions or penalties, or the broadest form of coverage available, in an amount sufficient to prevent Lender from ever becoming a coinsurer under the policy or Laws, and with a deductible not to exceed Twenty-Five Thousand Dollars ($25,000.00); (ii) a policy or endorsement insuring against acts of terrorism as defined in the Terrorism Risk and Insurance Act (“TRIA”); (iii) [intentionally omitted]; (iv) a policy or endorsement providing business income insurance (including business interruption insurance and extra expense insurance and/or rent insurance) on an actual loss sustained basis in an amount equal to at least one (1) year’s total income from the Property including all Rents, which business interruption insurance shall also provide coverage as aforesaid for any additional hazards as may be required pursuant to the terms of this Instrument; (v) a policy or endorsement insuring against damage by flood if the Property is located in a Special Flood Hazard Area identified by the Federal Emergency Management Agency or any successor or related government agency as a 100 year flood plain currently classified as Flood Insurance Rate Map Zones “A”, “AO”, “AH”, “A1-A30”, “AE”, “A99”, “V”, “V1-V30”, and “VE” in an amount equal to the original amount of the Note; (vi) a policy or endorsement covering against damage or loss from (A) sprinkler system leakage and (B) boilers, boiler tanks, HVAC systems, heating and air-conditioning equipment, pressure vessels, auxiliary piping, and similar apparatus, in the amount reasonably required by Lender; (vii) during the period of any construction, repair, restoration, or replacement of the Property, a standard builder’s risk policy with extended coverage in an amount at least equal to the full replacement cost of such Property, and worker’s compensation, in statutory amounts; and (viii) a policy or endorsement covering against damage or loss by earthquake and other natural phenomenon in the amounts reasonably required by Lender. “Full replacement cost” shall mean the one hundred percent (100%) replacement cost of the Property, without allowance for depreciation and exclusive of the cost of excavations, foundations, footings, and value of land, and shall be subject to verification by Lender. Full replacement cost will be determined, at Borrower’s expense, periodically upon policy expiration or renewal by the insurance company or an appraiser, engineer, architect, or contractor approved by said company and Lender.

(b) Liability and Other Insurance. Borrower shall maintain commercial general liability insurance with per occurrence limits of $1,000,000, a products/completed operations limit of $2,000,000, and a general aggregate limit of $2,000,000, with an excess/umbrella liability policy of not less than $10,000,000 per occurrence and annual aggregate covering Borrower, with Lender named as an additional insured, against claims for bodily injury or death or property damage occurring in, upon, or about the Property or any street, drive, sidewalk, curb, or passageway adjacent thereto. In addition to any other requirements, such commercial general liability and excess/umbrella liability insurance shall provide insurance against acts of terrorism (as defined in TRIA), or such coverage shall be provided by a separate policy or endorsement. The insurance policies shall also include operations and blanket contractual liability coverage which insures contractual liability under the indemnifications set forth in Section 8.02 below for bodily injury or property damage to the extent Borrower is found negligent for same (but such coverage or the amount thereof shall in no way limit such indemnifications). Upon request, Borrower shall also carry additional insurance or additional amounts of insurance covering Borrower or the Property as Lender shall reasonably require.

(c) Form of Policy. All insurance required under this Section shall be fully paid for, non-assessable, and the policies shall contain such provisions, endorsements, and expiration dates as Lender shall reasonably require. The policies shall be issued by insurance companies authorized to do business in the Property State, approved by Lender, and must have and maintain a current financial strength rating of “A-, X” (or higher) from A.M. Best or equivalent (or if a rating by A.M. Best is no longer available, a similar rating from a similar or successor service). In addition, all policies shall (i) include a standard mortgagee clause, without contribution, in the name of Lender, (ii) provide that they shall not be canceled without at least thirty (30) days’ prior written notice to Lender except in the event of cancellation for non-payment of premium, in which case only ten (10) days’ prior written notice will be given to Lender, and (iii) include a waiver of subrogation clause substantially equivalent to the following: “The Company may require from the Insured an assignment of all rights of recovery against any party for loss to the extent that payment therefor is made by the Company, but the Company shall not acquire any rights of recovery which the Insured has expressly waived prior to loss, nor shall such waiver affect the Insured’s rights under this policy.”

(d) Original Policies. Borrower shall deliver to Lender (i) certificates of insurance for all policies (and renewals) required under this Section and (ii) receipts evidencing payment of all premiums on such policies prior to their expiration. If original and renewal policies are unavailable or if coverage is under a blanket policy, Borrower shall deliver duplicate originals, or, if unavailable, original ACORD 28 (2003/10) and ACORD 25-S certificates (or equivalent certificates acceptable to Lender; provided, however, that any certificate containing language to the effect that the certificate is provided “for information only” shall not qualify as adequate evidence) evidencing that such policies are in full force and effect together with certified copies of the original policies.

Without limiting Lender’s other rights with respect to the foregoing obligations, if, within fifteen (15) days prior to the expiration of the current applicable policy, Lender has not received the foregoing items in form and substance acceptable to Lender (as being in compliance with the terms of this Instrument), Lender may retain a commercial property insurance consultant to assist Lender in obtaining adequate evidence that the required insurance coverage is in effect, in which event Borrower shall (i) cooperate with such consultant in confirming that adequate evidence that the required insurance coverage is in effect, and (ii) pay all of the costs and expenses of such consultant.

(e) General Provisions. Borrower shall not carry separate or additional insurance concurrent in form or contributing in the event of loss with that required under this Section unless endorsed in favor of Lender as per this Section and approved by Lender in all respects. In the event of foreclosure of this Instrument or other transfer of title or assignment of the Property in extinguishment, in whole or in part, of the Obligations, all right, title, and interest of Borrower in and to all policies of insurance then in force regarding the Property and all proceeds payable thereunder and unearned premiums thereon shall immediately vest in the purchaser or other transferee of the Property. No approval by Lender of any insurer shall be construed to be a representation, certification, or warranty of its solvency. No approval by Lender as to the amount, type, or form of any insurance shall be construed to be a representation, certification, or warranty of its sufficiency. Borrower shall comply with all insurance requirements and shall not cause or permit any condition to exist which would be prohibited by any insurance requirement or would invalidate the insurance coverage on the Property. Borrower shall not be exempt from any of the requirements set forth in this Section 3.06 to the extent that a Tenant has agreed to provide the required insurance or a portion thereof pursuant to the terms and provisions of its respective Lease. If a Tenant is carrying any insurance required on the Property, such insurance must fully comply with this Section 3.06. Borrower shall obtain from any such Tenant(s) and provide to Lender documentation sufficient to satisfy the requirements of Section 3.06(d) above. Lender has no duty or obligation to contact any Tenant(s) regarding proof of insurance for the Property.

(f) Waiver of Subrogation. A waiver of subrogation shall be obtained by Borrower from its insurers and, consequently, Borrower for itself, and on behalf of its insurers, hereby waives and releases any and all right to claim or recover against Lender, its officers, employees, agents and representatives, for any loss of or damage to Borrower, other Persons, the Property, Borrower’s property or the property of other Persons from any cause required to be insured against by the provisions of this Instrument or otherwise insured against by Borrower.

Section 3.07 Damage and Destruction of Property.

(a) Borrower’s Obligations. If any damage to, loss, or destruction of the Property occurs (any “Damage”), (i) Borrower shall promptly notify Lender and take all necessary steps to preserve any undamaged part of the Property and (ii) if the insurance proceeds are made available for Restoration (defined below) (but regardless of whether any proceeds are sufficient for Restoration), Borrower shall promptly commence and diligently pursue to completion the restoration, replacement, and rebuilding of the Property as nearly as possible to its value and condition immediately prior to the Damage or a Taking (defined below) in accordance with plans and specifications approved by Lender (“Restoration”). Borrower shall comply with other reasonable requirements established by Lender to preserve the security under this Instrument.

(b) Lender’s Rights. If any Damage occurs and some or all of it is covered by insurance, then (i) Lender may, but is not obligated to, make proof of loss if not made promptly by Borrower and Lender is authorized and empowered by Borrower to settle, adjust, or compromise any claims for the Damage; (ii) each insurance company concerned is authorized and directed to make payment directly to Lender for the Damage; and (iii) Lender may apply the insurance proceeds in any order it determines (1) to reimburse Lender for all Costs (defined below) related to collection of the proceeds and (2) subject to Section 3.07(c) and at Lender’s option, to (A) payment (without any Prepayment Premium) of all or part of the Obligations, whether or not then due and payable, in the order determined by Lender (provided that if any Obligations remain outstanding after this payment, the unpaid Obligations shall continue in full force and effect and Borrower shall not be excused in the payment thereof; provided, however, that in the event Borrower requests application of the insurance proceeds to Restoration and Lender determines by written notice to Borrower that such proceeds shall be applied under this Section 3.07(b)(iii)(2)(A) towards the payment of part, but not all, of the indebtedness evidenced by the Note, and further provided that the amount of proceeds to be applied by Lender is equal to or greater than five percent (5%) of the original principal amount of the Loan, then, so long as there is then no Event of Default, Borrower shall be entitled to prepay the remaining balance of the Note within ninety (90) days after such determination notice from Lender only, which prepayment shall not be subject to the Prepayment Premium); (B) the cure of any default under the Documents; or (C) the Restoration. Notwithstanding the foregoing, if there shall then be no Event of Default (or event which with the passage of time and/or giving of notice would constitute an Event of Default), Borrower shall have the right to settle, adjust or compromise any claim for Damage if the total amount of such claim is less than $50,000.00, provided, that, Borrower promptly uses the full amount of such insurance proceeds for Restoration of the Damage and provides evidence thereof to Lender in a manner reasonably acceptable to Lender. Any insurance proceeds held by Lender shall be held without the payment of interest thereon. If Borrower receives any insurance proceeds for the Damage, Borrower shall promptly deliver the proceeds to Lender. Notwithstanding anything in this Instrument or at law or in equity to the contrary, none of the insurance proceeds paid to Lender shall be deemed trust funds and Lender may dispose of these proceeds as provided in this Section. Borrower expressly assumes all risk of loss from any Damage, whether or not insurable or insured against.

(c) Application of Proceeds to Restoration. Lender shall make the Net Proceeds (defined below) available to Borrower for Restoration if: (i) there shall then be no Event of Default; (ii) Lender shall be satisfied that Restoration can and will be completed within one (1) year after the Damage occurs and at least nine (9) months prior to the maturity of the Note; (iii) Borrower shall have entered into a general construction contract acceptable in all respects to Lender (in the exercise of Lender’s good faith discretion) for Restoration, which contract must include provision for retainage of not less than ten percent (10%) until final completion of the Restoration; and (iv) in Lender’s reasonable judgment, after Restoration has been completed, the net cash flow of the Property will be sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Documents. Notwithstanding any provision of this Instrument to the contrary, Lender shall not be obligated to make any portion of the Net Proceeds available for Restoration (whether as a result of Damage or a Taking) unless, at the time of the disbursement request, Lender has determined in its reasonable discretion that (y) Restoration can be completed at a cost which does not exceed the aggregate of the remaining Net Proceeds and any funds deposited with Lender by Borrower (“Additional Funds”) and (z) the aggregate of any loss of rental income insurance proceeds which the carrier has acknowledged to be payable (“Rent Loss Proceeds”) and any funds deposited with Lender by Borrower are sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Documents.

(d) Disbursement of Proceeds. If Lender elects or is required to make insurance proceeds or the Award (defined below), as the case may be, available for Restoration, Lender shall, through a disbursement procedure established by Lender, periodically make available to Borrower in installments the net amount of all insurance proceeds or the Award, as the case may be, received by Lender after deduction of all reasonable costs and expenses incurred by Lender in connection with the collection and disbursement of such proceeds (“Net Proceeds”) and, if any, the Additional Funds. The amounts periodically disbursed to Borrower shall be based upon the amounts currently due under the construction contract for Restoration and Lender’s receipt of (i) appropriate lien waivers, (ii) a certification of the percentage of Restoration completed by an architect or engineer acceptable to Lender, and (iii) title insurance protection against materialmen’s and mechanics’ liens. At Lender’s election, a disbursing agent selected by Lender shall disburse such funds, and Borrower shall pay such agent’s reasonable fees and expenses. The Net Proceeds, Rent Loss Proceeds, and any Additional Funds shall constitute additional security for the Loan and Borrower shall execute, deliver, file and/or record, at its expense, such instruments as Lender requires to grant to Lender a perfected, first-priority security interest in these funds. If the Net Proceeds are made available for Restoration and (x) Borrower refuses or fails to complete the Restoration, (y) an Event of Default occurs, or (z) the Net Proceeds or Additional Funds are not applied to Restoration, then any undisbursed portion may, at Lender’s option, be applied to the Obligations in any order of priority and any such application to principal shall be deemed a voluntary prepayment subject to the Prepayment Premium, and Borrower shall not have the right to prepay the remaining balance of the Note without payment of the Prepayment Premium under the provisions of Section 3.07(a) or 3.08(c) hereof.

Section 3.08 Condemnation.

(a) Borrower’s Obligations. Borrower will promptly notify Lender of any threatened or instituted proceedings for the condemnation or taking by eminent domain of the Property including any change in any street (whether as to grade, access, or otherwise)(a “Taking”). Borrower shall, at its expense, (i) diligently prosecute these proceedings, (ii) deliver to Lender copies of all papers served in connection therewith, and (iii) consult and cooperate with Lender in the handling of these proceedings. No settlement of these proceedings shall be made by Borrower without Lender’s prior written consent. Lender may participate in these proceedings (but shall not be obligated to do so) and Borrower will sign and deliver all instruments requested by Lender to permit this participation.

(b) Lender’s Rights to Proceeds. All condemnation awards, judgments, decrees, or proceeds of sale in lieu of condemnation (“Award”) are assigned, and shall be paid, to Lender. Borrower authorizes Lender to collect and receive them, to give receipts for them, to accept them in the amount received without question or appeal, and/or to appeal any judgment, decree, or award. Borrower will sign and deliver all instruments requested by Lender to permit these actions.

(c) Application of Award. Lender may apply any Award in any order it determines (1) to reimburse Lender for all Costs related to collection of the Award and (2) subject to Section 3.08(d) and at Lender’s option, to (A) payment (without any Prepayment Premium) of all or part of the Obligations, whether or not then due and payable, in the order determined by Lender (provided that if any Obligations remain outstanding after this payment, the unpaid Obligations shall continue in full force and effect and Borrower shall not be excused in the payment thereof; provided, however, that in the event Borrower requests application of the Award to Restoration and Lender determines by written notice to Borrower that such proceeds shall be applied under this Section 3.08(c)(2)(A) towards the payment of part, but not all, of the indebtedness evidenced by the Note, and further provided that the amount of proceeds to be applied by Lender is equal to or greater than five percent (5%) of the original principal amount of the Loan, then, so long as there is then no Event of Default, Borrower shall be entitled to prepay the remaining balance of the Note within ninety (90) days after such determination notice from Lender only, which prepayment shall not be subject to the Prepayment Premium); (B) the cure of any default under the Documents; or (C) the Restoration. If Borrower receives any Award, Borrower shall promptly deliver such Award to Lender. Notwithstanding anything in this Instrument or at law or in equity to the contrary, none of the Award paid to Lender shall be deemed trust funds and Lender may dispose of these proceeds as provided in this Section.

(d) Application of Award to Restoration. Lender shall permit the application of the Award to Restoration if: (i) no more than (A) twenty percent (20%) of the gross area of the Improvements or (B) ten percent (10%) of the parking spaces is affected by the Taking, (ii) the amount of the loss does not exceed twenty percent (20%) of the original amount of the Note; (iii) the Taking does not affect access to the Property from any public right-of-way; (iv) there is no Event of Default at the time of the Taking or the application of the Award; (v) after Restoration, the Property and its use will be in compliance with all Laws; (vi) in Lender’s reasonable judgment, Restoration is practical and can be completed within one (1) year after the Taking and at least nine (9) months prior to the maturity of the Note; (vii) [intentionally omitted]; (viii) Borrower shall have entered into a general construction contract acceptable in all respects to Lender for Restoration, which contract must include provision for retainage of not less than ten percent (10%) until final completion of the Restoration; and (ix) in Lender’s reasonable judgment, after Restoration has been completed the net cash flow of the Property will be sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Documents. Any portion of the Award that is in excess of the cost of any Restoration permitted above, may, in Lender’s sole discretion, be applied against the Obligations or paid to Borrower. If the Award is disbursed to Borrower under the provisions of this Section 3.08(d), then such Award shall be disbursed to Borrower in accordance with the terms and conditions of Section 3.07(d).

(e) Effect on the Obligations. Notwithstanding any Taking, Borrower shall continue to pay and perform the Obligations as provided in the Documents. Any reduction in the Obligations due to application of the Award shall take effect only upon Lender’s actual receipt and application of the Award to the Obligations. If the Property shall have been foreclosed, sold pursuant to any power of sale granted hereunder, or transferred by deed-in-lieu of foreclosure prior to Lender’s actual receipt of the Award, Lender may apply the Award received to the extent of any deficiency upon such sale and Costs incurred by Lender in connection with such sale.

Section 3.09 Liens and Liabilities. Borrower shall pay when due all claims and demands of mechanics, materialmen, laborers, and others for any work performed or materials delivered for the Property or the Improvements (collectively, “Property Payables”); provided, however, Borrower shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Lender and provided that neither the Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. In the event Borrower shall contest any such claim or demand, Borrower shall promptly notify Lender and Trustee of such contest and thereafter shall, upon Lender’s request, promptly provide a bond, cash deposit or other security satisfactory to Lender to protect Lender’s interest and security should the contest be unsuccessful. If Borrower shall fail to immediately discharge or provide security against any such claim or demand as aforesaid, Lender or Trustee may do so and any and all expenses incurred by Lender or Trustee, together with interest thereon at the Default Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by this Instrument and by all other Documents securing all or any part of the Obligations. Borrower shall, at its sole expense, do everything necessary to preserve the lien and security interest created by this Instrument and its priority. Nothing in the Documents shall be deemed or construed as constituting the consent or request by Lender or Trustee, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration, or repair of the Property. Borrower further agrees that neither Lender nor Trustee stands in any fiduciary relationship to Borrower. Any contributions made, directly or indirectly, to Borrower by or on behalf of any of its partners, members, principals or any party related to such parties shall be treated as equity and shall be subordinate and inferior to the rights of Lender under the Documents.

Section 3.10 Tax and Insurance Deposits. At Lender’s option, (i) following an Event of Default or (ii) in the event that Borrower fails to timely deliver to Lender evidence of payment of Assessments or insurance premiums as required by Sections 3.03(a) and 3.06(d), respectively, Borrower shall make monthly deposits (“Deposits”) with Lender equal to one-twelfth (1/12th) of the annual Assessments (except for income taxes, franchise taxes, ground rents, maintenance charges and utility charges) and the premiums for insurance required under Section 3.06 (the “Insurance Premiums”) together with amounts sufficient to pay these items thirty (30) days before they are due (collectively, the “Impositions”). Lender shall estimate the amount of the Deposits until ascertainable. At that time, Borrower shall promptly deposit any deficiency. Borrower shall promptly notify Lender of any changes to the amounts, schedules and instructions for payment of the Impositions. Borrower authorizes Lender or its agent to obtain the bills for Assessments directly from the appropriate tax or governmental authority. All Deposits are pledged to Lender and shall constitute additional security for the Obligations. The Deposits shall be held by Lender without interest (except to the extent required under Laws) and may be commingled with other funds. If (i) there is no Event of Default at the time of payment, (ii) Borrower has delivered bills or invoices to Lender for the Impositions in sufficient time to pay them when due, and (iii) the Deposits are sufficient to pay the Impositions or Borrower has deposited the necessary additional amount, then Lender shall pay the Impositions prior to their due date. Any Deposits remaining after payment of the Impositions shall, at Lender’s option, be credited against the Deposits required for the following year or paid to Borrower. If an Event of Default occurs, the Deposits may, at Lender’s option, be applied to the Obligations in any order of priority. Any application to principal shall be deemed a voluntary prepayment subject to the Prepayment Premium. Borrower shall not claim any credit against the principal and interest due under the Note for the Deposits. Upon an assignment or other transfer of this Instrument, Lender may pay over the Deposits in its possession to the assignee or transferee and then it shall be completely released from all liability with respect to the Deposits. Borrower shall look solely to the assignee or transferee with respect thereto. This provision shall apply to every transfer of the Deposits to a new assignee or transferee. Subject to Article V, a transfer of title to the Land shall automatically transfer to the new owner the beneficial interest in the Deposits. Upon full payment and satisfaction of this Instrument or, at Lender’s option, at any prior time, the balance of the Deposits in Lender’s possession shall be paid over to the record owner of the Land and no other party shall have any right or claim to the Deposits. Lender may transfer all its duties under this Section to such servicer or financial institution as Lender may periodically designate and Borrower agrees to make the Deposits to such servicer or institution.

Section 3.11 ERISA.

(a) Borrower understands and acknowledges that, as of the date hereof, the source of funds from which Lender is extending the Loan will include one or more of the following accounts: (i) an “insurance company general account,” as that term is defined in Prohibited Transaction Class Exemption (“PTE”) 95-60 (60 Fed. Reg. 35925 (Jul. 12, 1995)), as to which Lender meets the conditions for relief in Sections I and IV of PTE 95-60; (ii) pooled and single client insurance company separate accounts, which are subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); and (iii) one or more insurance company separate accounts maintained solely in connection with fixed contractual obligations of the insurance company, under which the amounts payable or credited to the plan are not affected in any manner by the investment performance of the separate account.

(b) Borrower represents and warrants to Lender that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not a “party in interest”, as defined in Section 3(14) of ERISA, other than as a service provider or an affiliate of a service provider, to any employee benefit plan that has invested in a separate account described in Section 3.11(a)(ii) above, from which funds have been derived to make the Loan, or if so, the execution of the

Documents and making of the Loan thereunder do not constitute nonexempt prohibited transactions under ERISA; (iii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans, or if subject to such statutes, is not in violation thereof in the execution of the Documents and the making of the Loan thereunder; (iv) the assets of Borrower do not constitute “plan assets” of one or more plans within the meaning of 29 C.F.R. Section 2510.3-101; and (v) one or more of the following circumstances is true: (1) equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2); (2) less than twenty-five percent (25%) of all equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or (3) Borrower qualifies as an “operating company,” a “venture capital operating company” or a “real estate operating company” within the meaning of 29 C.F.R. Section 2510.3-101(c), (d) or (e), respectively.

(c) Borrower shall deliver to Lender such certifications and/or other evidence periodically requested by Lender, in its sole discretion (exercised in good faith), to verify the representations and warranties in Section 3.11(b) above. Failure to deliver these certifications or evidence, breach of these representations and warranties, or consummation of any transaction which would cause this Instrument or any exercise of Lender’s rights under this Instrument to (i) constitute a non-exempt prohibited transaction under ERISA or (ii) violate ERISA or any state statute regulating governmental plans (collectively, a “Violation”), shall be an Event of Default. Notwithstanding anything in the Documents to the contrary, no sale, assignment, or transfer of any direct or indirect right, title, or interest in Borrower or the Property (including creation of a junior lien, encumbrance or leasehold interest) shall be permitted which would, in Lender’s opinion, negate Borrower’s representations in this Section or cause a Violation. Except with respect to transfers for which Lender’s consent is not required under Section 2 of the Loan Agreement, at least fifteen (15) days before consummation of any of the foregoing, Borrower shall obtain from the proposed transferee or lienholder (i) a certification to Lender that the representations and warranties of this Section 3.11 will be true after consummation and (ii) an agreement to comply with this Section 3.11.

Section 3.12 Environmental Representations, Warranties, and Covenants.

(a) Environmental Representations and Warranties. Borrower represents and warrants, to Borrower’s actual knowledge that, except as disclosed in the environmental site assessment report of the Property delivered to and approved by Lender in connection with the Loan (the “Environmental Report”): (i) there are no Hazardous Materials (defined below) or underground storage tanks affecting the Property (“affecting the Property” shall mean “in, on, under, stored, used or migrating to or from the Property”) except for (A) routine office cleaning, janitorial and other materials and supplies necessary to operate the Property for its current use and (B) Hazardous Materials that are (1) in compliance with Environmental Laws (defined below), (2) have all required permits, and (3) are in only the amounts necessary to operate the Property; (ii) there are no past, present or threatened Releases (defined below) of Hazardous Materials in violation of any Environmental Law affecting the Property; (iii) there is no past or present non-compliance with Environmental Laws or with permits issued pursuant thereto; (iv) Borrower does not know of, and has not received, any written or oral notice or communication from any person relating to Hazardous Materials affecting the Property; and (v) Borrower has provided to Lender, in writing, all information relating to environmental conditions affecting the Property known to Borrower or contained in Borrower’s files. “Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, that apply to Borrower or the Property and relate to Hazardous Materials including the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act. “Hazardous Materials” shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls (“PCBs”) and compounds containing them; lead and lead-based paint; Microbial Matter, infectious substances, asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” or “pollutant” within the meaning of any Environmental Law. “Release” of any Hazardous Materials includes any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, pumping, pouring, escaping, dumping, disposing or other movement of Hazardous Materials. “Microbial Matter” shall mean the presence of fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including, but not limited to, mold, mildew and viruses, whether or not such Microbial Matter is living.

(b) Environmental Covenants. Borrower covenants and agrees that: (i) all use and operation of the Property by Borrower shall be, and Borrower shall use commercially reasonable efforts to cause all use of the Property by Tenants to be, in compliance with all Environmental Laws and required permits; (ii) there shall be no Releases of Hazardous Materials affecting the Property in violation of Environmental Laws by Borrower, and Borrower shall use commercially reasonable efforts to ensure that there shall be no Releases of Hazardous Materials affecting the Property in violation of Environmental Laws by any Tenant of the Property; (iii) there shall be no Hazardous Materials affecting the Property in connection with Borrower’s use and operation of the Property, and Borrower shall use commercially reasonable efforts to ensure that there shall be no Hazardous Materials affecting the Property in connection with any Tenant’s use of the Property, except (A) routine office, cleaning and janitorial supplies, (B) in compliance with all Environmental Laws, (C) in compliance with all required permits, and (D) (1) in only the amounts necessary to operate the Property or (2) as shall have been fully disclosed to and approved by Lender in writing; (iv) Borrower shall keep the Property free and clear of all liens and encumbrances imposed by any Environmental Laws due to any act or omission by Borrower or any person (the “Environmental Liens”); (v) Borrower shall, at its sole expense, fully and expeditiously cooperate in all activities performed under Section 3.12(c) including providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall, at its sole expense, (A) perform any environmental site assessment or other investigation of environmental conditions at the Property upon Lender’s request based on Lender’s reasonable belief that the Property is not in compliance with all Environmental Laws, (B) share with Lender the results and reports and Lender and the Indemnified Parties (defined below) shall be entitled to rely on such results and reports, and (C) complete any remediation of Hazardous Materials affecting the Property or other actions required by any Environmental Laws; (vii) Borrower shall not allow any Tenant or other user of the Property to violate any Environmental Law; (viii) Borrower shall immediately notify Lender in writing after it becomes aware of (A) the presence, Release, or threatened Release of Hazardous Materials affecting the Property, (B) any non-compliance of the Property with any Environmental Laws, (C) any actual or potential Environmental Lien, (D) any required or proposed remediation of environmental conditions relating to the Property, or (E) any written or oral communication or notice from any person relating to Hazardous Materials, or any oral communication relating to or alleging any violation or potential violation of Environmental Law, and (ix) if an Asbestos Operation and Maintenance Plan and any other Operation and Maintenance Plan (collectively, the “O&M Plan”) is in effect (or required by Lender to be implemented) at the time of the closing of the Loan, then Borrower shall, at its sole expense, implement and continue the O&M Plan (with any modifications required to comply with applicable Laws), until payment and full satisfaction of the Obligations. Any failure of Borrower to perform its obligations under this Section 3.12 shall constitute bad faith waste of the Property.

(c) Lender’s Rights. Lender and any person designated by Lender may enter the Property to assess the environmental condition of the Property and its use including (i) conducting any environmental assessment or audit (the scope of which shall be determined by Lender) and (ii) taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing upon reasonable prior notice to Borrower and during normal business hours (except in the case of an emergency, when no such prior notice shall be required and such limitation to normal business hours shall not apply) when (A) a default has occurred under the Documents, (B) Lender reasonably believes that a Release has occurred or the Property is not in compliance with all Environmental Laws, or (C) the Loan is being considered for sale (any out-of-pocket expenses incurred in connection with the entry under clause (C) only shall be at Lender’s expense). Borrower shall cooperate with and provide access to Lender and such person.

Section 3.13 Electronic Payments. Unless directed otherwise in writing by Lender, all payments due under the Documents shall be made by electronic funds transfer debit entries to Borrower’s account at an Automated Clearing House member bank satisfactory to Lender or by similar electronic transfer process selected by Lender. Each payment due under the Documents shall be initiated by Lender through the Automated Clearing House network (or similar electronic process) for settlement on the Due Date (as defined in the Note) for the payment. Borrower shall, at Borrower’s sole cost and expense, direct its bank in writing to permit such electronic fund transfer debit entries (or similar electronic transfer) to be made by Lender. Prior to each payment Due Date under the Documents, Borrower shall deposit and/or maintain sufficient funds in Borrower’s account to cover each debit entry. Any charges or costs, if any, by Borrower’s bank for the foregoing shall be paid by Borrower.

Section 3.14 Inspection. Borrower shall allow Lender and any person designated by Lender to enter upon the Property and conduct tests or inspect the Property upon reasonable prior notice to Borrower and during normal business hours (except in the case of an emergency, when no such prior notice shall be required and such limitation to normal business hours shall not apply). Borrower shall assist Lender and such person in effecting said inspection.

Section 3.15 Records, Reports, and Audits.

(a) Records and Reports. Borrower shall maintain complete and accurate books and records with respect to all operations of, or transactions involving, the Property. Annually, Borrower shall furnish Lender financial statements for the most current fiscal year (including a schedule of all related Obligations and contingent liabilities) for (i) Borrower and (ii) Strategic Storage Trust, Inc., a Maryland corporation. Annually (or quarterly upon Lender’s request), Borrower shall furnish Lender (i) operating statements showing cash flow and capital expenditures for the Property including income and expenses (before and after Obligations service), major capital improvements, a schedule showing tenant sales and percentage rent for retail properties where sales are reported, and the average daily rate and average daily occupancy for hotel properties; (ii) copies of paid tax receipts for the Property; (iii) a certified rent roll including security deposits held, the expiration of the terms of the Leases, and identification and explanation of any Tenants in default; (iv) a budget showing projected income and expenses (before and after Obligations service) for the next twelve (12) month budget period; (v) any appraisals of the Property performed during the previous year; and (vi) upon Lender’s request following an Event of Default, (A) a schedule showing Borrower’s tax basis in the Property, (B) the distribution of economic interests in the Property, and (C) copies of any other loan documents affecting the Property.

(b) Delivery of Reports. All of the reports, statements, and items required under this Section shall be (i) certified as being true, correct, and accurate by an authorized person, partner, or officer of the delivering party or, at Borrower’s or Guarantor’s option, audited by a Certified Public Accountant; (ii) satisfactory to Lender in form and substance; and (iii) delivered within (A) ninety (90) days after the end of Borrower’s fiscal year for annual reports and (B) forty-five (45) days after the end of each calendar quarter for quarterly reports. If any one report, statement, or item is not received by Lender within ten (10) days of Lender’s written request therefor, a late fee of Three Hundred Fifty and No/100 Dollars ($350.00) per month shall be due and payable by Borrower. If any one report, statement, or item is not received after the expiration of (y) thirty (30) days after written notice from Lender (the “First Notice”) and (z) ten (10) days after delivery of a second written notice from Lender (the “Second Notice”), which Second Notice shall not be delivered before the date that is thirty (30) days after delivery of the First Notice, Lender may immediately declare an Event of Default under the Documents. Borrower shall (i) provide Lender with such additional financial, management, or other information regarding Borrower, any general partner of Borrower, or the Property, as Lender may reasonably request and (ii) upon Lender’s request, deliver all items required by Section 3.15 in an electronic format (i.e. on computer disks) or by electronic transmission acceptable to Lender.

(c) Inspection of Records. Borrower shall allow Lender or any person designated by Lender to examine, audit, and make copies of all such books and records and all supporting data at the place where these items are located at all reasonable times after reasonable advance notice; provided that no notice shall be required after any Event of Default under the Documents. Borrower shall assist Lender in effecting such examination. Upon five (5) days’ prior notice, Lender may inspect and make copies of Borrower’s or any general partner of Borrower’s income tax returns with respect to the Property for the purpose of verifying any items referenced in this Section.

Section 3.16 Borrower’s Certificates. Within ten (10) days after Lender’s request, Borrower shall furnish a written certification to Lender and any Investors (defined below) as to (a) the amount of the Obligations outstanding; (b) the interest rate, terms of payment, and maturity date of the Note; (c) the date to which payments have been paid under the Note; (d) whether any offsets or defenses exist against the Obligations and a detailed description of any listed; (e) whether all Leases are in full force and effect and have not been modified (or if modified, setting forth all modifications); (f) the date to which the Rents have been paid; (g) whether, to the actual knowledge of Borrower, any defaults exist under the Leases and a detailed description of any listed; (h) the security deposit held by Borrower under each Lease and that such amount is the amount required under such Lease; (i) whether there are any defaults (or events which with the passage of time and/or giving of notice would constitute a default) under the Documents and a detailed description of any listed; (j) whether the Documents are in full force and effect; and (k) any other matters reasonably requested by Lender related to the Leases, the Obligations, the Property, or the Documents.

Section 3.17 Full Performance Required; Survival of Warranties. All representations and warranties of Borrower in the Loan application or made in connection with the Loan shall survive the execution and delivery of the Documents and Borrower shall not perform any action, or permit any action to be performed, which would cause any of the warranties and representations of Borrower to become untrue in any manner.

Section 3.18 Additional Security. No other security now existing or taken later to secure the Obligations shall be affected by the execution of the Documents and all additional security shall be held as cumulative. The taking of additional security, execution of partial releases, or extension of the time for the payment obligations of Borrower shall not diminish the effect and lien of this Instrument and shall not affect the liability or obligations of any maker or guarantor. Neither the acceptance of the Documents nor their enforcement shall prejudice or affect Lender’s or Trustee’s right to realize upon or enforce any other security now or later held by Lender or Trustee. Lender and/or Trustee may enforce the Documents or any other security in such order and manner as either of them may determine in its respective discretion.

Section 3.19 Further Acts. Borrower shall take all necessary actions to (i) keep valid and effective the lien and rights of Lender and Trustee under the Documents and (ii) protect the lawful owner of the Documents. Promptly upon request by Lender or Trustee, and at Borrower’s expense, Borrower shall execute additional instruments and take such actions as Lender and/or Trustee reasonably believes are necessary or desirable to (a) maintain or grant Lender and Trustee a first-priority, perfected lien on the Property, (b) grant to Lender and Trustee to the fullest extent permitted by Laws, the right to foreclose on, or transfer title to, the Property non-judicially, (c) correct any error or omission in the Documents, and (d) effect the intent of the Documents, including filing/recording the Documents, additional mortgages or deeds of trust, financing statements, and other instruments.

Section 3.20 Compliance with Anti-Terrorism Regulations.

(a) Borrower hereby covenants and agrees that neither Borrower nor any guarantor, nor any persons or entities holding any legal or beneficial interest whatsoever in Borrower or any guarantor (whether directly or indirectly), will knowingly conduct business with or engage in any transaction with any person or entity named on any of the OFAC Lists or any person or entity included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC Lists.

(b) Borrower hereby covenants and agrees that it will comply at all times with the requirements of Executive Order 13224; the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701-06; the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56; the Iraqi Sanctions Act, Pub. L. 101-513, 104 Stat. 2047-55; the United Nations Participation Act, 22 U.S.C. Section 287c; the Antiterrorism and Effective Death Penalty Act, (enacting 8 U.S.C. Section 219, 18 U.S.C. Section 2332d, and 18 U.S.C. Section 2339b); the International Security and Development Cooperation Act, 22 U.S.C. Section 2349 aa-9; the Terrorism Sanctions Regulations, 31 C.F.R. Part 595; the Terrorism List Governments Sanctions Regulations, 31 C.F.R. Part 596; and the Foreign Terrorist Organizations Sanctions Regulations, 31 C.F.R. Part 597 and any similar laws or regulations currently in force or hereafter enacted (collectively, the “Anti-Terrorism Regulations”).

(c) Borrower hereby covenants and agrees that if it becomes aware or receives any notice that Borrower, any guarantor or the Property, or any person or entity holding any legal or beneficial interest whatsoever (whether directly or indirectly) in Borrower, any guarantor or in the Property, is named on any of the OFAC Lists (such occurrence, an “OFAC Violation”), Borrower will immediately (i) give notice to Lender of such OFAC Violation, and (ii) comply with all Laws applicable to such OFAC Violation (regardless of whether the party included on any of the OFAC Lists is located within the jurisdiction of the United States of America), including, without limitation, the Anti-Terrorism Regulations, and Borrower hereby authorizes and consents to Lender’s taking any and all steps Lender deems necessary, in its sole discretion, to comply with all Laws applicable to any such OFAC Violation, including, without limitation, the requirements of the Anti-Terrorism Regulations (including the “freezing” and/or “blocking” of assets).

(d) Upon Lender’s request from time to time during the term of the Loan, Borrower agrees to deliver a certification confirming that the representations and warranties set forth in Section 2.09 above remain true and correct as of the date of such certificate and confirming Borrower’s and any guarantor’s compliance with this Section 3.20.

Section 3.21 Compliance with Property as Single Asset. Borrower hereby covenants and agrees that (i) during the term of the Loan, Borrower shall not own any assets in addition to the Property, (ii) the Property shall remain as a single property or project, and (iii) during the term of the Loan, the Property shall generate substantially all of the gross income of Borrower and there shall be no substantial business being conducted, either directly or indirectly, by Borrower other than the business of operating the Property and the activities incidental thereto.

Section 3.22 Separateness Covenants/Covenants with Respect to Indebtedness, Operations and Fundamental Changes of Borrower. Borrower hereby represents, warrants and covenants, as of the date hereof and until such time as the Obligations are paid in full, that Borrower:

(a) shall not (i) liquidate or dissolve (or suffer any liquidation or dissolution), terminate, or otherwise dispose of, directly, indirectly or by operation of law, all or substantially all of its assets; (ii) reorganize or change its legal structure without Lender’s prior written consent, except as otherwise expressly permitted under the Documents; (iii) change its name, address, or the name under which Borrower conducts its business without promptly notifying Lender; (iv) enter into or consummate any merger, consolidation, sale, transfer, assignment, liquidation, or dissolution involving any or all of the assets of Borrower or any general partner or managing member of Borrower, except as otherwise expressly permitted under Section 2.1 of the Loan Agreement; or (v) enter into or consummate any transaction or acquisition, merger or consolidation or otherwise acquire by purchase or otherwise all or any portion of the business or assets of, or any stock or other evidence of beneficial ownership of, any person or entity;

(b) has not incurred and shall not incur any secured or unsecured debt except for customary and reasonable short term trade payables obtained and repaid in the ordinary course of Borrower’s business;

(c) shall not, nor shall any member, partner (whether limited or general) or shareholder thereof, as applicable, or any other party, amend, modify or otherwise change Borrower’s partnership certificate, partnership agreement, articles of incorporation, by laws, operating agreement, articles of organization, or other formation agreement or document, as applicable, or governing agreement or document, in any material term or manner, or in a manner which adversely affects Borrower’s existence as a single purpose entity or Borrower’s compliance with Section 3.21 of this Instrument;

(d) if Borrower shares office space with any Affiliate (as defined below), shall use commercially reasonable efforts to allocate by written agreement fairly and reasonably any rent, overhead and expenses for office space shared with any Affiliate of Borrower. Additionally, Borrower shall use its own separate invoices;

(e) shall maintain correct and complete financial statements, accounts, books and records and other entity documents separate from those of any Affiliate of same or any other person or entity. Borrower shall prepare unaudited quarterly and annual financial statements, and Borrower’s financial statements shall substantially comply with generally accepted accounting principles;

(f) shall maintain its own separate bank accounts, payroll (to the extent Borrower has employees) (or shall allocate fairly and reasonably any payroll expenses shared with any Affiliate) and correct, complete and separate books of account;

(g) shall file or cause to be filed its own separate tax returns to the extent required by applicable Laws;

(h) shall hold itself out to the public (including any of its Affiliates’ creditors) under Borrower’s own name (or under its trade name) and as a separate and distinct entity and not as a department, division or otherwise of any Affiliate of same;

(i) shall observe all customary formalities regarding the existence of Borrower, including maintaining current and accurate minute books separate from those of any Affiliate of same;

(j) shall hold title to its assets in its own name and act solely in its own name and through its own duly authorized officers, managers, and agents. No Affiliate of same shall be appointed or act as agent of Borrower, other than the manager of Borrower and, if applicable, a property manager with respect to the Property;

(k) shall make investments in the name of Borrower directly by Borrower or on its behalf by brokers engaged and paid by Borrower or its agents;

(l) except as expressly required by Lender in connection with the Loan and in writing, shall not guarantee or otherwise agree to be liable for (whether conditionally or unconditionally), pledge or assume or hold itself out or permit itself to be held out as having guaranteed, pledged or assumed any liabilities or obligations of any partner (whether limited or general), member, shareholder or any Affiliate of Borrower, as applicable, or any other party, nor shall it make any loan, except as expressly permitted in the Documents;

(m) is and will be solvent;

(n) shall separately identify, maintain and segregate its assets. Borrower’s assets shall at all times be held by or on behalf of Borrower and if held on behalf of Borrower by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by Borrower. This restriction requires, among other things, that (i) Borrower funds shall be deposited or invested in Borrower’s name, (ii) Borrower funds shall not be commingled with the funds of any Affiliate of same or any other person or entity, (iii) Borrower shall maintain all accounts in its own name and with its own tax identification number, separate from those of any Affiliate of same or any other person or entity, and (iv) Borrower funds shall be used only for the business of Borrower;

(o) shall maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate of same or other person or entity;

(p) shall pay or cause to be paid its own liabilities and expenses of any kind, including but not limited to salaries of its employees, if any, only out of its own separate funds and assets;

(q) shall at all times be adequately capitalized to engage in the transactions contemplated at its formation;

(r) shall not do any act which would make it impossible to carry on the ordinary business of Borrower;

(s) shall reflect Borrower’s ownership interest in all data and records (including computer records) used by Borrower or any Affiliate of same in the collection and administration of any loan;

(t) shall not invest any of Borrower’s funds in securities issued by, nor shall Borrower acquire the indebtedness or obligation of, any Affiliate of same;

(u) shall maintain an arm’s length relationship with each of its Affiliates and may enter into contracts or transact business with its Affiliates only on commercially reasonable terms that are no less favorable to Borrower than is obtainable in the market from a person or entity that is not an Affiliate of same;

(v) shall correct any misunderstanding that is known by Borrower regarding its name or separate identity; and

(w) shall not, without the prior written vote of one hundred percent (100%) of its partners, members, or shareholders, as applicable, institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Borrower or a substantial part of Borrower’s property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due or declare or effectuate a moratorium on payments of its obligation; or take any action in furtherance of any such action.

“Affiliate” for purposes of this Section 3.22 shall mean any person or entity which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with a specified person or entity. For purposes of this Section 3.22, the terms “control,” “controlled,” or “controlling” with respect to a specified person or entity shall include, without limitation, (i) the ownership, control or power to vote ten percent (10%) or more of (x) the outstanding shares of any class of voting securities or (y) beneficial interests, of any such person or entity, as the case may be, directly or indirectly, or acting through one or more persons or entities, (ii) the control in any manner over such person or entity or the election of more than one director or trustee (or persons exercising similar functions) of such person or entity, or (iii) the power to exercise, directly or indirectly, control over the management or policies of such person or entity.

ARTICLE IV - ADDITIONAL ADVANCES; EXPENSES; SUBROGATION

Section 4.01 Expenses and Advances. Borrower shall pay all reasonable appraisal, recording, filing, registration, brokerage, abstract, title insurance (including premiums), title searches and examinations, surveys and similar data and assurances with respect to title, U.C.C. search, escrow, attorneys’ (both in-house staff and retained attorneys), engineers’, environmental engineers’, environmental testing, and architects’ fees, costs (including travel), expenses, and disbursements incurred by Borrower, Lender or Trustee and reasonable fees charged by Lender and/or Trustee in connection with the granting, closing, servicing (other than routine loan servicing performed in the ordinary course of business and for the performance of which Lender is not routinely reimbursed by other borrowers in the ordinary course of Lender’s business), and enforcement of (a) the Loan and the Documents or (b) attributable to Borrower as owner of the Property. The term “Costs” shall mean any of the foregoing incurred in connection with (a) any default by Borrower under the Documents, (b) the routine (other than routine loan servicing performed in the ordinary course of business and for the performance of which Lender is not routinely reimbursed by other borrowers in the ordinary course of Lender’s business) servicing of the Loan, or (c) the exercise, enforcement, compromise, defense, litigation, or settlement of any of Lender’s and Trustee’s rights or remedies under the Documents or relating to the Loan or the Obligations. If Borrower fails to pay any amounts or perform any actions required under the Documents, Lender or Trustee may (but shall not be obligated to) advance sums to pay such amounts or perform such actions. Borrower grants Lender or Trustee the right to enter upon and take possession of the Property to prevent or remedy any such failure and the right to take such actions in Borrower’s name. No advance or performance shall be deemed to have cured a default by Borrower. All (a) sums advanced by or payable to Lender or Trustee per this Section or under applicable Laws, (b) except as expressly provided in the Documents, payments due under the Documents which are not paid in full when due, and (c) Costs, shall: (i) be deemed demand obligations, (ii) bear interest from the date of demand at the Default Rate, until paid if not paid on demand, (iii) be part of, together with such interest, the Obligations, and (iv) be secured by the Documents. Lender or Trustee, upon making any such advance, shall also be subrogated to rights of the person receiving such advance.

Section 4.02 Subrogation. If any proceeds of the Note were used to extinguish, extend or renew any indebtedness on the Property, then, to the extent of the funds so used, (a) Lender and Trustee shall be subrogated to all rights, claims, liens, titles and interests existing on the Property held by the holder of such indebtedness and (b) these rights, claims, liens, titles and interests are not waived but rather shall (i) continue in full force and effect in favor of Lender and Trustee and (ii) are merged with the lien and security interest created by the Documents as cumulative security for the payment and performance of the Obligations.

ARTICLE V - SALE, TRANSFER, OR ENCUMBRANCE OF THE PROPERTY

Sale, transfer or encumbrance of the Property shall be governed by Section 2, Section 3 and Section 4 of the Loan Agreement.

ARTICLE VI - DEFAULTS AND REMEDIES

Section 6.01 Events of Default. The following shall be an “Event of Default”:

(a) if Borrower fails to make any scheduled payment required under the Documents when due and such failure continues for five (5) days after written notice; provided, however, that if Lender gives two (2) notices of such a default within any twelve (12) month period, Borrower shall have no further right to any notice of such a default during the next following twelve (12) month period; provided, further, however, Borrower shall have no right to any such notice upon the maturity date of the Note;

(b) except for defaults listed in the other subsections of this Section 6.01, if Borrower fails to perform or comply with any other provision contained in the Documents that is capable of cure by the payment of money and the default is not cured within fifteen (15) days of Lender providing written notice thereof; provided, however, that (i) with respect to any failure by Borrower to pay Assessments as required under the Documents, if Lender gives one (1) notice of such a default within any twelve (12) month period, Borrower shall have no further right to any notice of such a default during the next following twelve (12) month period, and (ii) with respect to any failure by Borrower to pay Insurance Premiums as required under the Documents, if Lender gives one (1) notice of such a default within any twelve (12) month period, Borrower shall have no further right to any notice of such a default during the next following twelve (12) month period;

(c) except for defaults listed in the other subsections of this Section 6.01, if Borrower fails to perform or comply with any other provision contained in the Documents and the default is not cured within thirty (30) days after Lender’s providing written notice thereof (the “Grace Period”); provided, however, that Lender may extend the Grace Period up to an additional sixty (60) days (for a total of ninety (90) days from the date of default) if (i) Borrower immediately commences and diligently pursues the cure of such default and delivers (within the Grace Period) to Lender a written request for more time and (ii) Lender determines in good faith that (1) such default cannot be cured within the Grace Period but can be cured within ninety (90) days after the default, (2) no lien or security interest created by the Documents will be impaired prior to completion of such cure, and (3) Lender’s immediate exercise of any remedies provided hereunder or by law is not necessary for the protection or preservation of the Property or Lender’s or Trustee’s security interest;

(d) if any representation made (i) in connection with the Loan or the Obligations or (ii) in the Loan application or Documents shall be false or misleading in any material respect when made or when deemed made;

(e) if any default under Section 2, Section 3 or Section 4 of the Loan Agreement occurs;

(f) if Borrower shall (i) become insolvent, (ii) make a transfer in fraud of creditors, (iii) make an assignment for the benefit of its creditors, (iv) not be able to pay its debts as such debts become due, or (v) admit in writing its inability to pay its debts as they become due;

(g) if any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding, or any other proceedings for the relief of debtors, is instituted by or against Borrower, and, if instituted against Borrower, is allowed, consented to, or not dismissed within the earlier to occur of (i) ninety (90) days after such institution or (ii) the filing of an order for relief;

(h) if any of the events in Sections 6.01 (f) or (g) shall occur with respect to any (i) managing member of Borrower (if Borrower is a limited liability company), (ii) general partner of Borrower (if Borrower is a partnership), or (iii) guarantor of payment and/or performance of any of the Obligations;

(i) if the Property shall be taken, attached, or sequestered on execution or other process of law in any action against Borrower;

(j) if any default occurs under the Environmental Indemnity (defined below) and such default is not cured within any applicable grace period in that document;

(k) if Borrower shall fail at any time to obtain, maintain, renew, or keep in force the insurance policies required by Section 3.06 within ten (10) days after written notice;

(l) if Borrower shall be in default under any other mortgage, deed of trust, deed to secure debt or security agreement covering any part of the Property, whether it be superior or junior in lien to this Instrument;

(m) if any claim of priority (except based upon a Permitted Encumbrance) to the Documents by title, lien, or otherwise shall be upheld by any court of competent jurisdiction or shall be consented to by Borrower;

(n)(i) the consummation by Borrower of any transaction which would cause (A) the Loan or any exercise of Lender’s rights under the Documents to constitute a non-exempt prohibited transaction under ERISA or (B) a violation of a state statute regulating governmental plans; (ii) the failure of any representation in Section 3.11 to be true and correct in all respects; or (iii) the failure of Borrower to provide Lender with the written certifications required by Section 3.11; or

(o)(i) the consummation by Borrower of any transaction which would cause an OFAC Violation; (ii) the failure of any representation in Section 2.09 to be true and correct in all respects; or (iii) the failure of Borrower to comply with the provisions of Section 3.20, unless such default is cured within the lesser of (A) fifteen (15) days after written notice of such default to Borrower or (B) the shortest cure period, if any, provided for under any Laws applicable to such matters (including, without limitation, the Anti-Terrorism Regulations).

Section 6.02 Remedies. If an Event of Default occurs, Lender or any person designated by Lender or Lender acting by or through Trustee, may (but shall not be obligated to) take any action (separately, concurrently, cumulatively, and at any time and in any order) permitted under any Laws, without notice, demand, presentment, or protest (all of which are hereby waived), to protect and enforce Lender’s or Trustee’s rights under the Documents or Laws including the following actions:

(a) accelerate and declare the entire unpaid Obligations immediately due and payable, except for defaults under Section 6.01 (f), (g), (h), or (i) which shall automatically make the Obligations immediately due and payable;

(b) judicially or otherwise, (i) completely foreclose this Instrument or (ii) partially foreclose this Instrument for any portion of the Obligations due and the lien and security interest created by this Instrument shall continue unimpaired and without loss of priority as to the remaining Obligations not yet due;

(c) sell for cash or upon credit the Property and all right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale;

(d) recover judgment on the Note either before, during or after any proceedings for the enforcement of the Documents and without any requirement of any action being taken to (i) realize on the Property or (ii) otherwise enforce the Documents;

(e) seek specific performance of any provisions in the Documents;

(f) apply for the appointment of a receiver, custodian, trustee, liquidator, or conservator of the Property without (i) notice to any person, (ii) regard for (A) the adequacy of the security for the Obligations or (B) the solvency of Borrower or any person liable for the payment of the Obligations; and Borrower and any person so liable waives or shall be deemed to have waived the foregoing and any other objections to the fullest extent permitted by Laws and consents or shall be deemed to have consented to such appointment;

(g) with or without entering upon the Property, (i) exclude Borrower and any person from the Property without liability for trespass, damages, or otherwise; (ii) take possession of, and Borrower shall surrender on demand, all books, records, and accounts relating to the Property; (iii) give notice to Tenants or any person, make demand for, collect, receive, sue for, and recover in its own name all Rents and cash collateral derived from the Property; (iv) use, operate, manage, preserve, control, and otherwise deal with every aspect of the Property including (A) conducting its business, (B) insuring it, (C) making all repairs, renewals, replacements, alterations, additions, and improvements to or on it, (D) completing the construction of any Improvements in manner and form as Lender deems advisable, and (E) executing, modifying, enforcing, and terminating new and existing Leases on such terms as Lender deems advisable and evicting any Tenants in default; (v) apply the receipts from the Property to payment of the Obligations, in any order or priority determined by Lender, after first deducting all Costs, expenses, and liabilities incurred by Lender or Trustee in connection with the foregoing operations and all amounts needed to pay the Impositions and other expenses of the Property, as well as just and reasonable compensation for the services of Lender, Trustee and their attorneys, agents, and employees; and/or (vi) in every case in connection with the foregoing, exercise all rights and powers of Borrower, or Lender or Trustee with respect to the Property, either in Borrower’s name or otherwise;

(h) release any portion of the Property for such consideration, if any, as Lender may require without, as to the remainder of the Property, impairing or affecting the lien or priority of this Instrument or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Obligations shall have been actually reduced, and Lender may accept by assignment, pledge, or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder;

(i) apply any Deposits to the following items in any order and in Lender’s sole discretion: (A) the Obligations, (B) Costs, (C) advances made by Lender or Trustee under the Documents, and/or (D) Impositions;

(j) take all actions permitted under the U.C.C. of the Property State including (i) the right to take possession of all tangible and intangible personal property now or hereafter included within the Property (“Personal Property”) and take such actions as Lender or Trustee deems advisable for the care, protection and preservation of the Personal Property and (ii) request Borrower at its expense to assemble the Personal Property and make it available to Lender or Trustee at a convenient place acceptable to Lender or Trustee. Any notice of sale, disposition or other intended action by Lender or Trustee with respect to the Personal Property sent to Borrower at least five (5) days prior to such action shall constitute commercially reasonable notice to Borrower; or

(k) take any other action permitted under any Laws.

If Lender or Trustee exercises any of its rights under Section 6.02(g), Lender and Trustee shall not (a) be deemed to have entered upon or taken possession of the Property except upon the exercise of its option to do so, evidenced by its demand and overt act for such purpose; (b) be deemed a beneficiary or mortgagee in possession by reason of such entry or taking possession; nor (c) be liable (i) to account for any action taken pursuant to such exercise other than for Rents actually received by Lender or Trustee, (ii) for any loss sustained by Borrower resulting from any failure to lease the Property, or (iii) any other act or omission of Lender or Trustee except for losses caused by Lender’s or

Trustee’s willful misconduct or gross negligence. Borrower hereby consents to, ratifies, and confirms the exercise by Lender and Trustee of its or their rights under this Instrument and appoints Lender and Trustee as its attorney-in-fact, which appointment shall be deemed to be coupled with an interest and irrevocable, for such purposes.

Section 6.03 Expenses. All Costs, expenses, or other amounts paid or incurred by Lender or Trustee in the exercise of its or their rights under the Documents, together with interest thereon at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, shall be (a) part of the Obligations, (b) secured by this Instrument, and (c) allowed and included as part of the Obligations in any foreclosure, decree for sale, power of sale, or other judgment or decree enforcing Lender’s and/or Trustee’s rights under the Documents.

Section 6.04 Rights Pertaining to Sales. To the extent permitted under (and in accordance with) any Laws, the following provisions shall, as Lender or Trustee may determine in its or their sole discretion, apply to any sales of the Property under Article VI, whether by judicial proceeding, judgment, decree, power of sale, foreclosure or otherwise: (a) Lender or Trustee may conduct a single sale of the Property or multiple sales of any part of the Property in separate tracts or in its entirety or any other manner as Lender deems in its best interests and Borrower waives any right to require otherwise; (b) if Lender elects more than one sale of the Property, Lender may at its option cause the same to be conducted simultaneously or successively, on the same day or on such different days or times and in such order as Lender may deem to be in its best interests, no such sale shall terminate or otherwise affect the lien of this Instrument on any part of the Property not then sold, and Borrower shall pay the costs and expenses of each such sale; (c) any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice; or such sale may occur, without further notice, at the time fixed by the last postponement or a new notice of sale may be given; and (d) Lender may acquire the Property and, in lieu of paying cash, may pay by crediting against the Obligations the amount of its bid, after deducting therefrom any sums which Lender or Trustee is authorized to deduct under the provisions of the Documents. After any such sale, Trustee shall deliver to the purchaser at such sale the Trustee’s deed conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in any such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person, including Borrower, Trustee or Lender, may purchase at such sale.

Section 6.05 Application of Proceeds. Any proceeds received from any sale or disposition under Article VI or otherwise, together with any other sums held by Lender or Trustee, shall, except as expressly provided to the contrary, be applied in the order determined by Lender to: (a) payment of all Costs and expenses of any enforcement action or foreclosure sale, transfer of title by power of sale (including the expenses of the Trustee), or otherwise, including interest thereon at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, (b) all taxes, Assessments, and other charges unless the Property was sold subject to these items; (c) payment of the Obligations in such order as Lender may elect; (d) payment of any other sums secured or required to be paid by Borrower; and (e) payment of the surplus, if any, to any person lawfully entitled to receive it. Borrower and Lender intend and agree that during any period of time between any foreclosure judgment that may be obtained and the actual foreclosure sale that the foreclosure judgment will not extinguish the Documents or any rights contained therein including the obligation of Borrower to pay all Costs and to pay interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws.

Section 6.06 Additional Provisions as to Remedies. No failure, refusal, waiver, or delay by Lender or Trustee to exercise any rights under the Documents upon any default or Event of Default shall impair Lender’s or Trustee’s rights or be construed as a waiver of, or acquiescence to, such or any subsequent default or Event of Default. No recovery of any judgment by Lender or Trustee and no levy of an execution upon the Property or any other property of Borrower shall affect the lien and security interest created by this Instrument and such liens, rights, powers, and remedies shall continue unimpaired as before. Lender or Trustee may resort to any security given by this Instrument or any other security now given or hereafter existing to secure the Obligations, in whole or in part, in such portions and in such order as Lender or Trustee may deem advisable, and no such action shall be construed as a waiver of any of the liens, rights, or benefits granted hereunder. Acceptance of any payment after any Event of Default shall not be deemed a waiver or a cure of such Event of Default and such acceptance shall be deemed an acceptance on account only. If Lender or Trustee has started enforcement of any right by foreclosure, sale, entry, or otherwise and such proceeding shall be discontinued, abandoned, or determined adversely for any reason, then Borrower, Lender and Trustee shall be restored to their former positions and rights under the Documents with respect to the Property, subject to the lien and security interest hereof.

Section 6.07 Waiver of Rights and Defenses. To the fullest extent Borrower may do so under Laws, Borrower (a) will not at any time insist on, plead, claim, or take the benefit of any statute or rule of law now or later enacted providing for any appraisement, valuation, stay, extension, moratorium, redemption, or any statute of limitations; (b) for itself, its successors and assigns, and for any person ever claiming an interest in the Property (other than Lender), waives and releases all rights of redemption, reinstatement, valuation, appraisement, notice of intention to mature or declare due the whole of the Obligations, all rights to a marshaling of the assets of Borrower, including the Property, or to a sale in inverse order of alienation, in the event of foreclosure (or extinguishment by transfer of title by power of sale) of the liens and security interests created under the Documents; (c) shall not be relieved of its obligation to pay the Obligations as required in the Documents nor shall the lien or priority of the Documents be impaired by any agreement renewing, extending, or modifying the time of payment or the provisions of the Documents (including a modification of any interest rate), unless expressly released, discharged, or modified by such agreement. Regardless of consideration and without any notice to or consent by the holder of any subordinate lien, security interest, encumbrance, right, title, or interest in or to the Property, Lender may (a) release any person liable for payment of the Obligations or any portion thereof or any part of the security held for the Obligations or (b) modify any of the provisions of the Documents without impairing or affecting the Documents or the lien, security interest, or the priority of the modified Documents as security for the Obligations over any such subordinate lien, security interest, encumbrance, right, title, or interest.

ARTICLE VII - SECURITY AGREEMENT

Section 7.01 Security Agreement. This Instrument constitutes both a real property deed of trust and a “security agreement” within the meaning of the U.C.C. The Property includes real and personal property and all tangible and intangible rights and interest of Borrower in the Property. Borrower grants to Lender and Trustee, as security for the Obligations, a security interest in the Personal Property to the fullest extent that the Personal Property may be subject to the U.C.C. Borrower authorizes Lender to file any financing or continuation statements and amendments thereto relating to the Personal Property without the signature of Borrower if permitted by Laws.

ARTICLE VIII - LIMITATION ON PERSONAL LIABILITY AND INDEMNITIES

Section 8.01 Limited Recourse Liability. The provisions of Paragraph 8 and Paragraph 9 of the Note are incorporated into this Instrument as if such provisions were set forth in their entirety in this Instrument.

Section 8.02 General Indemnity. Borrower agrees that while Lender has no liability to any person in tort or otherwise as lender and that Lender is not an owner or operator of the Property, Borrower shall, at its sole expense, protect, defend, release, indemnify and hold harmless (“indemnify”) the Indemnified Parties from any Losses (defined below) imposed on, incurred by, or asserted against the Indemnified Parties, directly or indirectly, arising out of or in connection with the Property, Loan, or Documents, including Losses; provided, however, that the foregoing indemnities shall not apply to any Losses caused by the gross negligence or willful misconduct of the Indemnified Parties. The term “Losses” shall mean any claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses (including, without limitation, unrealized loss of value of the Property), Costs, expenses, fines, penalties, charges, fees, judgments, awards, and amounts paid in settlement of whatever kind including reasonable attorneys’ fees (both in-house staff and retained attorneys) and all other costs of defense. The term “Indemnified Parties” shall mean (a) Lender, (b) any prior owner or holder of the Note, (c) any existing or prior servicer of the Loan, (d) Trustee, (e) the officers, directors, shareholders, partners, members, employees and trustees of any of the foregoing, and (f) the heirs, legal representatives, successors and assigns of each of the foregoing.

Section 8.03 Transaction Taxes Indemnity. Borrower shall, at its sole expense, indemnify the Indemnified Parties from all Losses imposed upon, incurred by, or asserted against the Indemnified Parties or the Documents relating to Transaction Taxes.

Section 8.04 ERISA Indemnity. Borrower shall, at its sole expense, indemnify the Indemnified Parties against all Losses imposed upon, incurred by, or asserted against the Indemnified Parties (a) as a result of a Violation, (b) in the investigation, defense, and settlement of a Violation, (c) as a result of a breach of the representations in Section 3.11 or default thereunder, (d) in correcting any prohibited transaction or the sale of a prohibited loan, and (e) in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion.

Section 8.05 Environmental Indemnity. Borrower and other persons, if any, have executed and delivered the Environmental and ERISA Indemnity Agreement (10490 Colonel Court) dated the date hereof to Lender (“Environmental Indemnity”).

Section 8.06 Duty to Defend, Costs and Expenses. Upon request, whether Borrower’s obligation to indemnify Lender arises under Article VIII or in the Documents, Borrower shall defend the Indemnified Parties (in Borrower’s or the Indemnified Parties’ names) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, the Indemnified Parties may, in their sole discretion, engage their own attorneys and professionals to defend or assist them and, at their option, their attorneys shall control the resolution of any claims or proceedings. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse and/or indemnify the Indemnified Parties for all Costs imposed on, incurred by, or asserted against the Indemnified Parties by reason of any items set forth in this Article VIII and/or the enforcement or preservation of the Indemnified Parties’ rights under the Documents. Any amount payable to the Indemnified Parties under this Section shall (a) be deemed a demand obligation, (b) be part of the Obligations, (c) bear interest from the date of demand at the Default Rate, until paid if not paid on demand, and (d) be secured by this Instrument.

Section 8.07 Recourse Obligation and Survival. Notwithstanding anything to the contrary in the Documents and in addition to the recourse obligations in the Note, the obligations of Borrower under Sections 8.03, 8.04, 8.05, and 8.06 shall be a full recourse obligation of Borrower, shall not be subject to any limitation on personal liability in the Documents, and shall survive (a) repayment of the Obligations, (b) any termination, satisfaction, transfer of title by power of sale, assignment or foreclosure of this Instrument, (c) the acceptance by Lender (or any nominee) of a deed in lieu of foreclosure, (d) a plan of reorganization filed under the Bankruptcy Code, or (e) the exercise by Lender of any rights in the Documents. Borrower’s obligations under Article VIII shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal by any insurance carrier to perform any obligation under any applicable insurance policy.

ARTICLE IX - ADDITIONAL PROVISIONS

Section 9.01 Usury Savings Clause. All agreements in the Documents are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid under the Documents for the use, forbearance, or detention of money exceed the highest lawful rate permitted by Laws. If, at the time of performance, fulfillment of any provision of the Documents shall involve transcending the limit of validity prescribed by Laws, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If Lender shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and (a) shall be canceled automatically or (b) if paid, such excess shall be (i) credited against the principal amount of the Obligations to the extent permitted by Laws or (ii) rebated to Borrower if it cannot be so credited under Laws. Furthermore, all sums paid or agreed to be paid under the Documents for the use, forbearance, or detention of money shall to the extent permitted by Laws be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Obligations for so long as the Obligations are outstanding.

Section 9.02 Notices. Any notice, request, demand, consent, approval, direction, agreement, or other communication (any “notice”) required or permitted under the Documents shall be in writing and shall be validly given if sent by a nationally-recognized courier that obtains receipts, delivered personally by a courier that obtains receipts, or mailed by United States certified mail (with return receipt requested and postage prepaid) addressed to the applicable person as follows:

If to Borrower: [property owning LLC] c/o Strategic Storage Trust, Inc. 111 Corporate Drive, Suite 120 Ladera Ranch, California 92694 Attention: Mr. H. Michael Schwartz	With a copy of notices sent to Borrower to: Mastrogiovanni Schorsch & Merskey, P.C. 2001 Bryan Street, Suite 1250 Dallas, Texas 75201 Attention: Charles Mersky, Esq.

If to Lender: The Prudential Insurance Company of America Prudential Asset Resources 2100 Ross Avenue, Suite 2500 Dallas, Texas 75201 Attention: Asset Management Department Reference Loan No.

With a copy of notices sent to Lender to:

The Prudential Insurance Company of America

Prudential Asset Resources

2100 Ross Avenue, Suite 2500

Dallas, Texas 75201

Attention: Legal Department

Reference Loan No.

If to Trustee:

Each notice shall be effective upon being so sent, delivered, or mailed, but the time period for response or action shall run from the date of receipt as shown on the delivery receipt. Refusal to accept delivery or the inability to deliver because of a changed address for which no notice was given shall be deemed receipt. Any party may periodically change its address for notice and specify up to two (2) additional addresses for copies by giving the other party at least ten (10) days’ prior notice.

Section 9.03 Sole Discretion of Lender. Except as otherwise expressly stated, whenever Lender’s judgment, consent, or approval is required or Lender shall have an option or election under the Documents, such judgment, the decision as to whether or not to consent to or approve the same, or the exercise of such option or election shall be in the sole and absolute discretion of Lender.

Section 9.04 Applicable Law and Submission to Jurisdiction. The Documents shall be governed by and construed in accordance with the laws of the Property State and the applicable laws of the United States of America. Without limiting Lender’s or Trustee’s right to bring any action or proceeding against Borrower or the Property relating to the Obligations (an “Action”) in the courts of other jurisdictions, Borrower irrevocably (a) submits to the jurisdiction of any state or federal court in the Property State, (b) agrees that any Action may be heard and determined in such court, and (c) waives, to the fullest extent permitted by Laws, the defense of an inconvenient forum to the maintenance of any Action in such jurisdiction.

Section 9.05 Construction of Provisions. The following rules of construction shall apply for all purposes of this Instrument unless the context otherwise requires: (a) all references to numbered Articles or Sections or to lettered Exhibits are references to the Articles and Sections hereof and the Exhibits annexed to this Instrument and such Exhibits are incorporated into this Instrument as if fully set forth in the body of this Instrument; (b) all Article, Section, and Exhibit captions are used for convenience and reference only and in no way define, limit, or in any way affect this Instrument; (c) words of masculine, feminine, or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa; (d) no inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion of this Instrument; (e) all obligations of Borrower hereunder shall be performed and satisfied by or on behalf of Borrower at Borrower’s sole expense; (f) the terms “include,” “including,” and similar terms shall be construed as if followed by the phrase “without being limited to”; (g) the terms “Property,” “Land,” “Improvements,” and “Personal Property” shall be construed as if followed by the phrase “or any part thereof”; (h) the term “Obligations” shall be construed as if followed by the phrase “or any other sums secured hereby, or any part thereof”; (i) the term “person” shall include natural persons, firms, partnerships, limited liability companies, trusts, corporations, governmental authorities or agencies, and any other public or private legal entities; (j) the term “provisions,” when used with respect hereto or to any other document or instrument, shall be construed as if preceded by the phrase “terms, covenants, agreements, requirements, and/or conditions”; (k) the term “lease” shall mean “tenancy, subtenancy, lease, sublease, or rental agreement,” the term “lessor” shall mean “landlord, sublandlord, lessor, and sublessor,” and the term “Tenants” or “lessee” shall mean “tenant, subtenant, lessee, and sublessee”; (l) the term “owned” shall mean “now owned or later acquired”; (m) the terms “any” and “all” shall mean “any or all”; (n) the term “on demand” or “upon demand” shall mean “within five (5) business days after written notice”; and (o) the term “Trustee” shall mean “Trustee, its successors and assigns, and any substitute or successor Trustee of the estates, properties, powers, trusts and rights conferred upon Trustee pursuant to the Documents.”

Section 9.06 Transfer of Loan.

(a) Lender may, at any time, (i) sell, transfer or assign the Documents and any servicing rights with respect thereto or (ii) grant participations therein or issue mortgage or deed of trust pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (collectively, the “Securities”). Lender may forward to any purchaser, transferee, assignee, servicer, participant, or investor in such Securities (collectively, “Investors”), to any Rating Agency (defined below) rating such Securities and to any prospective Investor, all documents and information which Lender now has or may later acquire relating to the Obligations, Borrower, any guarantor, any indemnitor(s), the Leases, and the Property, whether furnished by Borrower, any guarantor, any indemnitor(s) or otherwise, as Lender determines advisable. Borrower, any guarantor and any indemnitor agree to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section including the delivery of an estoppel certificate in accordance with Section 3.16 and such other documents as may be reasonably requested by Lender. Borrower shall also furnish consent of any borrower, any guarantor and any indemnitor in order to permit Lender to furnish such Investors or such prospective Investors or such Rating Agency with any and all information concerning the Property, the Leases, the financial condition of Borrower, any guarantor and any indemnitor, as may be reasonably requested by Lender, any Investor, any prospective Investor or any Rating Agency and which may be complied with without undue expense. “Rating Agency” shall mean any one or more credit rating agencies approved by Lender.

(b) Borrower agrees that upon any assignment or transfer of the Documents by Lender to any third party, Lender shall have no obligations or liabilities under the Documents, such third party shall be substituted as the lender under the Documents for all purposes and Borrower shall look solely to such third party for the performance of any obligations under the Documents or with respect to the Loan.

Section 9.07 Miscellaneous. If any provision of the Documents shall be held to be invalid, illegal, or unenforceable in any respect, this shall not affect any other provisions of the Documents and such provision shall be limited and construed as if it were not in the Documents. If title to the Property becomes vested in any person other than Borrower, Lender and Trustee may, without notice to Borrower, deal with such person regarding the Documents or the Obligations in the same manner as with Borrower without in any way vitiating or discharging Borrower’s liability under the Documents or being deemed to have consented to the vesting. If both the lessor’s and lessee’s interest under any Lease ever becomes vested in any one person, this Instrument and the lien and security interest created hereby shall not be destroyed or terminated by the application of the doctrine of merger and Lender and Trustee shall continue to have and enjoy all its rights and privileges as to each separate estate. Upon foreclosure (or transfer of title by power of sale) of this Instrument, none of the Leases shall be destroyed or terminated as a result of such foreclosure (or sale), by application of the doctrine of merger or as a matter of law, unless Lender or Trustee takes all actions required by law to terminate the Leases as a result of foreclosure (or sale). All of Borrower’s covenants and agreements under the Documents shall run with the land and time is of the essence. Borrower appoints Lender as its attorney-in-fact, which appointment is irrevocable and shall be deemed to be coupled with an interest, with respect to the execution, acknowledgment, delivery, filing or recording for and in the name of Borrower of any of the documents listed in Sections 3.04, 3.19, 4.01 and 6.02. The Documents cannot be amended, terminated, or discharged except in a writing signed by the party against whom enforcement is sought. No waiver, release, or other forbearance by Lender will be effective unless it is in a writing signed by Lender and then only to the extent expressly stated. The provisions of the Documents shall be binding upon Borrower and its heirs, devisees, representatives, successors, and assigns including successors in interest to the Property and inure to the benefit of Lender and Trustee and its or their heirs, successors, substitutes, and assigns. Where two or more persons have executed the Documents, the obligations of such persons shall be joint and several, except to the extent the context clearly indicates otherwise. The Documents may be executed in any number of counterparts with the same effect as if all parties had executed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of any Document which is not of public record, and, in the case of any mutilation, upon surrender and cancellation of the Document, Borrower will issue, in lieu thereof, a replacement Document, dated the date of the lost, stolen, destroyed or mutilated Document containing the same provisions. Any reviews, inspections, reports, approvals or similar items conducted, made or produced by or on behalf of Lender with respect to Borrower, the Property or the Loan are for loan underwriting and servicing purposes only, and shall not constitute an acknowledgment, representation or warranty of the accuracy thereof, or an assumption of liability with respect to Borrower, Borrower’s contractors, architects, engineers, employees, agents or invitees, present or future tenants, occupants or owners of the Property, or any other party.

Section 9.08 Entire Agreement. Except as provided in Section 3.17, (a) the Documents constitute the entire understanding and agreement between Borrower, Lender and Trustee with respect to the Loan and supersede all prior written or oral understandings and agreements with respect to the Loan including the Loan application and Loan commitment and (b) Borrower is not relying on any representations or warranties of Lender except as expressly set forth in the Documents.

Section 9.09 Concerning the Trustee. By recording a written substitution in the county where the Property is located or by any other means permitted by Laws, Lender may (a) remove Trustee or any successor Trustee at any time (or times) without notice or cause and (b) replace any Trustee who dies or resigns. To the extent permitted by Laws, Trustee waives any statutory fee for its services and agrees to accept reasonable compensation in lieu thereof. Trustee may resign upon thirty (30) days notice to Lender and Borrower. If more than one person is appointed Trustee, all rights granted to Trustee under this Instrument may be exercised by any of them, without the others, with the same effect as if exercised by all of them jointly. In addition to exercising all rights set forth in this Instrument, Trustee may exercise all rights under Laws.

Section 9.10 WAIVER OF TRIAL BY JURY. EACH OF BORROWER AND LENDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ALLEGED ACTS OR OMISSIONS OF LENDER OR BORROWER IN CONNECTION THEREWITH.

ARTICLE X - LOCAL LAW PROVISIONS

[state-specific local law provisions inserted here]

ARTICLE XI - SPECIAL PROVISIONS

Section 11.01 Other Definitions. As used in this Instrument, the following terms shall have the following meanings:

(a) Other Documents: The Other Note, the Loan Agreement (as it relates to the Other Indebtedness), the Subordinate Mortgage, the Other Subordinate Mortgage, the Subordinate Assignment, the Other Subordinate Assignment and all other documents evidencing, securing or relating to the payment of the Other Indebtedness or performance of the Other Obligations.

(b) Other Indebtedness: The loans from Lender to Borrowers evidenced by the Other Note.

(c) Other Mortgages: Collectively, those certain other deeds of trust, mortgages and deeds to secure debt and security agreements of even date with this Instrument, executed by one or more of Borrowers, for the benefit of Lender, securing the Other Obligations and encumbering the Other Properties.

(d) Other Note: Collectively, all of the promissory notes defined and identified from time to time in the Loan Agreement as the “Notes,” with the exception of that certain promissory note defined herein as the “Note,” as the same is amended, renewed, extended, supplemented, restated or otherwise modified from time to time in accordance with the provisions of the Loan Agreement or such promissory note.

(e) Other Obligations: Any and all covenants, promises, and other obligations (including payment of the Other Indebtedness) made or owing by Borrowers to or due to Lender under and/or as set forth in the Other Documents, and all of the material covenants, promises, and other material obligations made or owing by Borrowers to each and every other Person relating to the Property, exclusive of the Obligations.

(f) Other Properties: As defined in Recitals, Section 2.

(g) Other Subordinate Assignment: Collectively, those certain other second priority assignments of leases and rents of even date with this Instrument executed by one or more of Borrowers, for the benefit of Lender, securing the Other Obligations.

(h) Other Subordinate Mortgage: Collectively, those certain other second priority deeds of trust, mortgages and deeds to secure debt and security agreements, or similar instruments, of even date with this Instrument, executed by one or more of Borrowers, for the benefit of Lender, securing the Other Obligations.

(i) Subordinate Assignment: The Assignment of Leases and Rents (Second Priority - [property address]) of even date with this Instrument, executed by Borrower, for the benefit of Lender securing the Other Obligations.

(j) Subordinate Mortgage: The Deed of Trust and Security Agreement (Second Priority - [property address]) of even date with this Instrument, executed by Borrower, for the benefit of Lender, securing the Other Obligations.

Section 11.02 Cross Default and Notice Provisions. Any Event of Default under any of the Other Documents shall constitute, at Lender’s option, an Event of Default under the Documents. Any Event of Default under any of the Documents shall constitute, at Lender’s option, an Event of Default under the Other Documents. In the event of a default under any of the Documents or any of the Other Documents, Borrower hereby acknowledges and agrees that: (A) Lender shall only be obligated to send one (1) notice of default to any one of Borrowers; and (B) said notice shall be deemed notice to all Borrowers under all of the Documents and all of the Other Documents (including, without limitation, this Instrument and any of the Other Mortgages).

Section 11.03 Application of Funds. At any time that Lender has the right or option hereunder to apply any funds in its possession (to the extent permitted by applicable Laws) to the Obligations following the occurrence of an Event of Default under any of the Documents or under the Other Documents, Lender shall be entitled to apply such amounts (to the extent permitted by applicable law) to the Note or any of the Other Note, regardless of whether under the term of such note(s) such amounts are then due and payable.

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[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has executed this Instrument as of the day first set forth above.

BORROWER:

[property owning LLC], a Delaware limited liability company

By:	Strategic Storage Holdings, LLC, a Delaware limited liability company, its Manager

By:	/s/ H. Michael Schwartz
H. Michael Schwartz, its President

                                                     )

COUNTY OF                             )

I,                         , a notary public in and for the state and county aforesaid do certify that H. Michael Schwartz, whose name is signed to the writing above, being the President of Strategic Storage Holdings, LLC, a Delaware limited liability company, as manager of [property owning LLC], a Delaware limited liability company, bearing date on the 25th day of August, 2010, have acknowledged the same before me in my county aforesaid.

Notary Public
Name:
My Commission Expires:

Notary Registration No.

[NOTARY SEAL]